Exhibit 10.1
Execution Version

CREDIT, SECURITY AND GUARANTY AGREEMENT
dated as of December 27, 2024
by and among
ARQ, INC.,
ARQ LLC,
WHARNCLIFFE ASSET MANAGEMENT LLC,
MINE FOUR LLC,
ARQ SERIES B, LLC,
ARQ SOLUTIONS (ES), INC.,
ADEQUITY, LLC,
ARQ SOLUTIONS, LLC,
ADA ANALYTICS, LLC,
ARQ SOLUTIONS (OPERATIONS), LLC,
ARQ PURIFICATION, LLC,
FIVE FORKS MINING, LLC,
ARQ SOLUTIONS (RED RIVER), LLC,
ACS LAND COMPANY, LLC,
ARQ SOLUTIONS (VORTEX IP), LLC,
ARQ SOLUTIONS (VORTEX OPERATIONS), LLC,
CROWFOOT SUPPLY COMPANY, LLC,
each as Borrower and any additional borrower that hereafter becomes party hereto, each as a Borrower, and collectively as Borrowers,
and
any guarantor that hereafter becomes party hereto, each as Guarantor, and collectively as Guarantors,
and
MIDCAP FUNDING IV TRUST,
as Agent,
and
THE LENDERS
FROM TIME TO TIME PARTY HERETO

CREDIT, SECURITY AND GUARANTY AGREEMENT
THIS CREDIT, SECURITY AND GUARANTY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of December 27, 2024 by and among ARQ, INC., a Delaware corporation (“Arq”), each of the direct and indirect Subsidiaries of Arq listed on the signature pages hereto and each additional borrower that may hereafter be added to this Agreement (collectively, together with each of their successors and permitted assigns, each individually as a “Borrower”, and collectively as “Borrowers”), any entities that become party hereto as Guarantors (together with each of their successors and permitted assigns, each individually as a “Guarantor”, and collectively as “Guarantors”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.
RECITALS
The Credit Parties have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Credit Parties, Lenders and Agent agree as follows:
ARTICLE 1 - DEFINITIONS
Section 1.1Certain Defined Terms. The following terms have the following meanings:
“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which Agent has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 10.2, (b) pursuant to Section 10.1(a), and in respect of which Agent has suspended or terminated the Revolving Loan Commitment pursuant to Section 10.2, and/or (c) pursuant to either Section 10.1(e) and/or Section 10.1(f).
“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.
“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of more than fifty percent (50%) of the Equity Interests of any Person, whether or not involving a merger or consolidation with such other Person, or otherwise causing any Person to become a Subsidiary of a Credit Party, (c) any merger or consolidation or any other combination with another Person or (d) the acquisition (including through licensing) of any product or product line of or from any other Person.
“Acquisition Consideration” means, for any Acquisition, the sum of all cash amounts (including Cash Equivalents) paid or payable in connection such Acquisition (including all Debt, liabilities and Contingent Obligations (in each case, to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any royalties, earn-outs or comparable payment obligation in connection therewith, regardless of when due or payable and whether or not reflected on a consolidated balance sheet of Borrowers).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles). As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means MCF, in its capacity as administrative agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors and permitted assigns of MCF in such capacity.
“Agent Assignee” has the meaning set forth in Section 11.20(d).
“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
“Applicable Margin” means with respect to Revolving Loans and all other Obligations four and one half percent (4.50%).
“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
“Arq” has the meaning set forth in the preamble hereto.
“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition (including by merger, amalgamation, allocation of assets (including allocation of assets to any series of a limited liability company), division, consolidation or amalgamation, but excluding dispositions resulting from any condemnation, seizure or taking, by exercise of power of eminent domain or otherwise, or any involuntary loss, casualty or other damage to or destruction of any property or asset) by any Credit Party or any Subsidiary thereof of any asset of such Credit Party or Subsidiary.
“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent.
“Assignment of Claims Act” means the Assignment of Claims Act, 31 USC §3727.
“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to Section 2.2(o).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.
“Base Rate” means a per annum rate of interest equal to the greater of (a) the Floor and (b) the per annum rate of interest equal to the rate of interest announced, from time to time, within Wells Fargo Bank, National Association (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to Borrower Representative, choose a reasonably comparable index or source to use as the basis for the Base Rate.
“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(o).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent in consultation with the Borrower

Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent, in consultation with the Borrower Representative, giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at such time, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(o) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(o).
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar sanctions list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law or (f) any Person resident in, organized under the laws of or incorporated in a Sanctioned Country.
“Bona Fide Lending Affiliate” of any Person means any Affiliate of such Person that is a bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds, notes, debt securities and similar securities or extensions of credit, in each case, in the ordinary course of business.
“Borrower” and “Borrowers” has the meaning set forth in the introductory paragraph of this Agreement.
“Borrower Representative” means Arq, in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Agent.
“Borrowing Base” means the sum of:
(a)the product of (i) eighty five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus
(b)the lesser of (i) eighty-five percent (85%) multiplied by the Orderly Liquidation Value of the Eligible Inventory, or (ii) eighty-five percent (85%) multiplied by the value of the Eligible Inventory, valued at the lower of (A) first-in-first-out cost or (B) market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; minus
(c)the amount of the Dilution Reserve, the Rent Reserve, the Currency Reserve and any other reserves and/or adjustments established from time to time by Agent in its Permitted Discretion in accordance with the terms of this Agreement.
provided that the Borrowing Base shall be adjusted down, if necessary, such that availability attributable to Eligible Inventory shall never exceed an amount equal to forty percent (40%) of the Revolving Loan Limit.
“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.
“Borrowing Base Collateral” means accounts, inventory and all other Collateral which is part of, or is of a type which could be included in, the Borrowing Base.
“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York, New York are authorized by Law to close; provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.
“Canadian Dollars” means the freely transferable lawful money of Canada.
“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP (subject to Section 1.2), be required to be accounted for as a capital lease or finance lease on the balance sheet of such Person.
“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the combined voting power of all voting stock on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) of Arq; (b)  a majority of the members of the board of directors (or other equivalent similar governing body) of Arq cease to be composed of individuals (i) who were members of that board or equivalent governing body on the Closing Date, (ii) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body or (iii) whose election, appointment or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body of Arq; (c) except as otherwise expressly permitted in this Agreement, Arq shall cease to, directly or indirectly own, in the aggregate, 100% of each class of the outstanding Equity Interests of its Subsidiaries; or (d) the occurrence of any “Change of Control”, “Change in Control”, or terms of similar import under any document or instrument governing or relating to Material Debt of such Person.
“Closing Date” means the date of this Agreement.
“Coal Act” means the Coal Industry Retiree Health Benefit Act, 26 U.S.C §9701 et seq., as the same may be amended from time to time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means all property of each Credit Party, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto; provided, however, that in no event shall “Collateral” include any Excluded Property.
“Commitment Annex” means Annex A to this Agreement.
“Competitor” means, at any time of determination, any Person primarily and directly engaged in the same or substantially the same line of business as the Borrowers and the other Credit Parties.
“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto or such other form that Agent has confirmed in writing to be acceptable (in its sole discretion).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or any Benchmark Replacement (as defined in Section 2.2(o)), any technical, administrative or operational changes (including (a) changes to the definition of “Base Rate,” “Business Day”, “Interest Period,” “Reference Time” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of

Section 2.8 and (e) other technical, administrative or operational matters) that Agent in consultation with the Borrower Representative decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Agent in consultation with the Borrower Representative decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).
“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of Arq (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement (other than supplier contracts entered into in the Ordinary Course of Business to the extent the obligations under such supplier contracts are not a liabilities on the statement of financial position or balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP); or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.
“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA and, solely for purposes of Section 412 and 436 of the Code, Section 414(m) or (o) of the Code.
“Credit Card Cash Collateral Account” means, collectively, each segregated Deposit Account from time to time identified to Agent in writing established by Borrower for the sole purpose of securing Borrower’s obligations under clause (k) of the definition Permitted Debt and containing only such cash or Cash Equivalents that have been required to be pledged to secure such obligations of Borrower; provided, that the aggregate amount of cash or Cash Equivalents deposited in all such Credit Card Cash Collateral Account(s) does not, at any time, exceed $500,000 in the aggregate.
“Credit Party” means each Borrower and Guarantor; and “Credit Parties” means all such Persons, collectively; provided, however, that, for the avoidance of doubt, in no event shall any Restricted Subsidiary be deemed to be or otherwise required to be a “Credit Party” for purposes of this Agreement or the other Financing Documents.

“Credit Party Unrestricted Cash” means unrestricted cash and Cash Equivalents of the Credit Parties that (a) are held in the name of a Credit Party in a Deposit Account or Securities Account located in the United States that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, in favor of Agent at bank or financial institution located in the United States and are otherwise subject to Agent’s first priority perfected security interest, (b) is not subject to any Lien (other than Permitted Liens), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction.
“CTB Borrowers” means Corbin Project LLC, Arq Projects Holding Company LLC, Arq Corbin LLC and Arq Corbin Land LLC.
“CTB Facility” means the term loan facility in the initial principal amount of $10,000,000 pursuant to that certain CTB Loan Agreement.
“CTB Loan Agreement” means that certain Loan Agreement (USDA Guaranteed Loan), dated as of January 27, 2021, by and among Community Trust Bank, Inc., a Kentucky corporation (“CTB”) and the CTB Borrowers, as amended, restated, supplemented or modified from time to time prior to the date hereof and from time to time after the date hereof in accordance herewith and any replacement loan agreement in connection with a Permitted Refinancing.
“CTB Loan Documents” means the CTB Loan Agreement and all other documents, instruments and agreements heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time in accordance herewith.
“Cure Amount” has the meaning set forth in Section 6.4.
“Cure Right” has the meaning set forth in Section 6.4.
“Currency Reserve” means, at any time of determination, the product of Dollar equivalent of all Eligible Accounts payable in Canadian Dollars (determined by reference to the spot rate as of such determination date) at such time multiplied by three percent (3%).
“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business (or unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP), (d) all Capital Leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, surety or appeals bond, performance bond, or similar instrument, (f) all Disqualified Equity Interests, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person; provided that, solely for purposes of this clause (g), the amount of such Debt shall be limited to the lesser of such obligation and the fair market value of the property subject to such Lien if such Person has not assumed or become liable for the payment of such obligation, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts (excluding (A) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP, (B) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (C) liabilities associated with customer prepayments and deposits), (i) all Debt of others Guaranteed by such Person, and (j) Off-Balance Sheet Liabilities. Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all Loans.
“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulted Lender” means, (i) so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document, (ii) any Lender that has notified the Credit Parties or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (iii) any Lender that has, or has a direct or indirect parent company that has, (a) become the subject of any proceeding under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment or similar law (whether state, provincial, territorial, federal or foreign), (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulted Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (c) become the subject of a Bail-In Action. Any determination by Agent that a Lender is a Defaulted Lender under any one or more of clauses (i) through (iii) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulted Lender upon delivery of written notice of such determination to Agent and each Lender.
“Defined Period” means, for purposes of calculating the Total Leverage Ratio (and any component thereof) and EBITDA for any given fiscal quarter for which financial statements under Section 4.1(a)(i) for the month corresponding with such fiscal quarter end have been delivered (or were required to be delivered), the immediately preceding twelve (12) month period ending on the last day of such fiscal quarter.
“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Credit Party.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any Credit Party and each financial institution in which such Credit Party maintains a Deposit Account (which is not an Excluded Account), which agreement provides that such financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Credit Party, including as to any such agreement pertaining to any Lockbox Account, providing that such financial institution shall, at the direction of Agent, wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Lockbox or Lockbox Account.

“Dilution” means, as of any date of determination, a percentage, based upon the experience during any prior period selected from time to time by Agent in its sole discretion, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to each Borrower’s Accounts during such period, by (b) each Borrower’s billings with respect to Accounts during such period.
“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five (5.0%) percent.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or any other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Equity Interests that are not otherwise Disqualified Equity Interests, and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, liquidation or similar event), (b) is redeemable at the option of the holder thereof (other than for Equity Interests that are not otherwise Disqualified Equity Interests, and cash in lieu of fractional shares), in whole or in part (except as a result of a change of control or asset sale, liquidation or similar event), (c) provides for and requires scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date in effect at the time of issuance.
“Disqualified Person” means (a) (i) any Person identified in the “Disqualified Lender List” delivered to the Agent on or prior to the Closing Date (or identified to the Agent thereafter if Agent confirms in writing that such disqualification of such Person is reasonably acceptable), (ii) any reasonably identifiable Affiliate of any Person described in clause (i) above (on the basis of such Affiliate’s name) and (iii) any other Affiliate of any Person described in clause (i) above that is identified by name in a written notice to the Agent after the Closing Date; provided, that no written notice delivered pursuant to clauses (a)(i), (a)(ii) and/or (a)(iii) above shall apply retroactively to disqualify any Person that has previously acquired a valid assignment or participation interest in the Loans; provided, further, that (x) any designation pursuant to clause (iii) above will become effective three (3) Business Days after receipt by Agent thereof, (y) in no event shall any Person that is a Lender on the Closing Date or any of such Person’s Affiliate or any of its or their respective managed funds or accounts, be a Disqualified Person hereunder, and (z) in no event will a Bona Fide Lending Affiliate be a Disqualified Person, unless such Bona Fide Lending Affiliate is identified under clause (i) above; and/or
(b) any Competitor.
“Distribution” means as to any Person (a) any dividend or other distribution or payment (whether in cash, securities or other property) on, or in respect of, any Equity Interest in such Person (except those payable solely in its Equity Interests other than Disqualified Equity Interests), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Equity Interests in such Person or any claim respecting the purchase or sale of any Equity Interest in such Person, or (ii) any option, warrant or other right to acquire any Equity Interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an Equity Interest in a Credit Party or a Subsidiary of a Credit Party (other than (i) payments of salaries and other compensation to individuals, (ii) directors or equivalent fees and indemnities, (iii) advances and reimbursements to employees or directors, and (iv) arm’s length payments for bona fide services or goods to any Person that is not an Affiliate of a Credit Party, all in the Ordinary Course of Business), an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party, or

(d) repayments of or debt service on loans or other indebtedness (other than conversion to Equity Interests other than Disqualified Equity Interests) held by an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.
“Dollars” or “$” means the lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“EBITDA” has the meaning set forth on the EBITDA Worksheet attached to the form Compliance Certificate attached hereto as Exhibit B.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Account” means, subject to the criteria below, an account receivable of a Borrower, which was generated in the Ordinary Course of Business, which was generated originally in the name of a Borrower and not acquired via assignment or otherwise, and which Agent, in its Permitted Discretion, deems to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:
(a)the Account remains unpaid more than sixty (60) days past the due date (but in no event more than one hundred and twenty (120) days after the applicable goods or services have been rendered or delivered);
(b)the Account is subject to any defense, offset, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, offset, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
(c)if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);

(d)if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;
(e)if the Account arises from the performance of services, (i) the services have not actually been performed or the services were undertaken in violation of any Law, or (ii) the Account represents a progress billing for which services have not been fully and completely rendered;
(f)the Account is subject to a Lien (other than Liens in favor of Agent or other Permitted Liens that do not have priority over Agent’s Lien), or Agent does not have a first priority, perfected Lien on such Account;
(g)the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless such Chattel Paper or Instrument has been delivered to Agent;
(h)the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;
(i)more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are ineligible under subclause (a) above (in which case all Accounts from such Account Debtor shall be ineligible);
(j)[reserved];
(k)the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty five percent (25%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such twenty five percent (25%) limitation shall be considered ineligible)
(l)the total unpaid Accounts of any two (2) Account Debtors obligated on the Account exceeds forty percent (40%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtors exceeding such forty percent (40%) limitation shall be considered ineligible);
(m)any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any material respect;
(n)the Account is unbilled or has not been invoiced to the Account Debtor in accordance with the procedures and requirements of the applicable Account Debtor;
(o)the Account is an obligation of an Account Debtor that is the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by the Assignment of Claims Act, unless Agent has agreed to the contrary in writing and Agent has received from the Account Debtor the acknowledgement of Agent’s notice of assignment of such obligation pursuant to this Agreement and, if such Account is owing by the federal government, Borrowers shall have complied to the reasonable satisfaction of Agent with all applicable requirements of the Assignment of Claims Act, with respect thereto;
(p)the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which would reasonably be expected to impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;
(q)except to the extent that such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent in its Permitted Discretion, the Account is owed by an Account Debtor that is organized outside of the United States or has its principal place of business or chief executive office outside the United States or Canada; provided that in no event shall Accounts owed by any Account Debtors that have their principal place of business or chief executive office in Canada constitute more than fifteen percent (15%) of the aggregate amount of Eligible Accounts, as of any date of determination;
(r)the Account is payable in a currency other than Dollars or Canadian Dollars;
(s)the Account Debtor is an individual;
(t)except with respect to Account Debtors that, as of the Closing Date, have previously been directed by a Borrower to make payment to the applicable Lockbox Account, the Borrower owning such Account has not signed and delivered to Agent notices, in the form requested by Agent, directing the Account Debtors to make payment to the applicable Lockbox Account to the extent requested by Agent;
(u)the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);
(v)the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien (other than Permitted Liens that do not have priority over Agent’s Lien);
(w)such Borrower is (or was) required to provide letters of credit, surety or performance bonds or other similar credit support in respect of the sale of goods or provisions of services from which the Account arises; or
(x)the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Agent in its Permitted Discretion upon two (2) Business Days’ prior written notice to Borrower Representative; provided, however, that if an Event of Default has occurred and is continuing no prior written notice is required.
For the avoidance of doubt, all Accounts (other than Accounts constituting Excluded Property) that are at any time excluded from Eligible Accounts by virtue of any one or more of the exclusionary criteria set forth above shall nevertheless constitute Collateral.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent and absent a continuing Event of Default, Borrower Representative, which Borrower Representative’s consent shall not be unreasonably withheld, delayed or conditioned and the consent of Borrower Representative shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed assignment is delivered to Borrower Representative. Notwithstanding the foregoing, (x) “Eligible Assignee” shall not include (i) any Borrower or any of a Borrower’s Affiliates or (ii) any Disqualified Person; provided that the restrictions in assignment set forth in clause (ii) of this definition shall not apply with respect to any Disqualified Person set forth under clause (a) of the definition of

“Disqualified Person” after the occurrence and during the continuance of a Specified Event of Default, and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Revolving Loan Commitment, or has been approved as an Eligible Assignee by Agent.
“Eligible Inventory” means, Inventory owned by a Borrower and acquired and dispensed by such Borrower in the Ordinary Course of Business that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:
(a)such Inventory is not owned by a Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory, but other than Permitted Liens that do not have priority over Agent’s Lien);
(b)such Inventory is (i) placed on consignment or (ii) in transit, provided, that such Inventory will not be excluded pursuant to this clause (b)(ii) if such Inventory is in transit between (x) locations owned or leased by one or more Credit Parties or from the Red River Plant Location to or at any of the Transload Locations (provided that title to, and ownership of, such Inventory at all times remains with the Credit Parties), and (y) within the United States and is under control of one or more Credit Parties; provided further, that the amount of Eligible Inventory under this clause (b)(ii) shall not exceed (A) $10,000,000 in the aggregate with respect to Inventory located at Transload Locations, (B) $2,000,000 in the aggregate with respect to all Inventory in-transit to the Transload Locations, or (C) $12,000,000 in the aggregate with respect to all in-transit Inventory eligible pursuant to this clause (b). For purposes of this Agreement, in-transit Inventory shall include all Inventory located at any transload location or similar location, including all Transload Locations;
(c)such Inventory is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent or Liens that have been expressly subordinated to the Liens of Agent;
(d)such Inventory is excess, obsolete, unsalable, shopworn, seconds, damaged, unfit for sale, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;
(e)such Inventory consists of marketing materials, display items or packing or shipping materials, manufacturing supplies or Work-In-Process;
(f)such Inventory is not subject to a first priority Lien in favor of Agent;
(g)such Inventory consists of goods that can be transported or sold only with licenses that are not readily available or of any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, in amounts or concentrations that violate applicable Law, by any Environmental Law or any Governmental Authority applicable to Borrowers or their business, operations or assets;
(h)such Inventory is not covered by casualty insurance acceptable to Agent in its Permitted Discretion;
(i)any covenant, representation or warranty contained in the Financing Documents with respect to such Inventory has been breached in any material respect;

(j)such Inventory is located (i) outside of the continental United States or (ii) on premises where the aggregate amount of all Inventory (valued at cost) of Borrowers located thereon is less than $10,000;
(k)such Inventory is located on premises with respect to which Agent has not received a landlord, warehouseman, bailee or mortgagee letter acceptable in form and substance to Agent in its Permitted Discretion, unless Agent has established a Rent Reserve in respect of such premises in its Permitted Discretion;
(l)such Inventory consists of (A) discontinued items, (B) slow-moving or excess items held in inventory for twelve (12) months or more, or (C) used items held for resale;
(m)such Inventory does not consist of finished goods or raw materials (other than raw materials in the form of coal);
(n)such Inventory does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);
(o)[reserved];
(p)[reserved];
(q)such Inventory is held for rental or lease by or on behalf of Borrowers;
(r)such Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, which agreement restricts the ability of Agent or any Lender to sell or otherwise dispose of such Inventory; or
(s)such Inventory fails to meet such other requirements which may from time to time be established by Agent in its Permitted Discretion upon two (2) Business Days’ prior written notice to Borrower Representative; provided, however, that if an Event of Default has occurred and is continuing no prior written notice is required.
Agent and Borrowers agree that Inventory shall be subject to periodic appraisal by Agent in accordance with Section 4.14(d) and that valuation of Inventory shall be subject to adjustment pursuant to the results of such appraisal and such adjustments be effective upon two (2) Business Days’ prior written notice to Borrower Representative; provided, however, that if an Event of Default has occurred and is continuing no prior written notice is required. Notwithstanding the foregoing, the valuation of Inventory shall be subject to any legal limitations on sale and transfer of such Inventory. For the avoidance of doubt, all Inventory (other than Inventory constituting Excluded Property) that is at any time excluded from Eligible Inventory by virtue of any one or more of the exclusionary criteria set forth above shall nevertheless constitute Collateral.
“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Credit Party and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976

(42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.
“Equipment” means “equipment” as defined in Article 9 of the UCC.
“Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Credit Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Erroneous Payment” has the meaning specified therefor in Section 11.20.
“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 11.20.
“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 11.20.
“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 11.20.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 10.1.
“Excluded Accounts” means (a) segregated Deposit Accounts into which there is deposited no funds other than those intended solely to cover wages and payroll for employees of a Credit Party for a period of service no longer than two weeks at any time (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for wages and payroll from prior periods, (b) segregated Deposit Accounts constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees, (c) segregated Deposit Accounts or Securities Accounts constituting trust, fiduciary and escrow accounts in which there is not maintained at any point in time funds on deposit greater than $1,000,000 in the aggregate for all such accounts, (d) segregated Deposit

Accounts or Securities Accounts holding cash or Cash Equivalents described in clauses (o), (p) and (q) of the definition of Permitted Liens (and subject to the caps set forth therein), (e) Deposit Accounts or Securities Accounts in which there is not maintained at any point in time funds on deposit greater than $250,000 in the aggregate for all such accounts, and (f) zero balance disbursement accounts to the extent notified in writing to Agent from time to time; provided that the accounts described in clauses (a) through (d) above shall be used solely for the purposes described in such clauses.
“Excluded Perfection Assets” means, collectively:
(a) Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property with a value of less than $1,000,000 individually or $2,000,000 in the aggregate (in each case other than (i) to the extent required by Section 9.1, (ii) to the extent consisting of a supporting obligation or (iii) that can be perfected by the filing of an “all-assets” UCC financing statement);
(b) motor vehicles, aircraft and other assets subject to certificates of title (other than to the extent a security interest thereon can be perfected by the filing of a financing statement under the UCC); and
(c) any other assets (including Intellectual Property registered in a jurisdiction outside of the United States) to the extent that to the extent the granting or perfection of a security interest therein would require action outside of the United States, so long as the Credit Parties do not maintain tangible Collateral outside the United States with a fair market value in excess of $2,000,000 in the aggregate for all such Collateral (excluding Inventory located in Canada).
“Excluded Property” means, collectively:
(a)any lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall (i) constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (B) result in a breach or termination pursuant to the terms of, or default under, or creation of a Lien (other than in favor of the Agent and Lenders) under, any such lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement or (ii) (A) be prohibited by Law (including rules and regulations of any governmental authority), (B) invalidate the underlying rights of such Credit Party therein or (C) require any governmental consent, approval, license or authorization;
(b)any governmental licenses or state or local franchises, charters and authorizations, to the extent that Agent may not validly possess a security interest in any such license, franchise, charter or authorization under applicable Law;
(c)Equity Interests of any joint venture or other Equity Interests in any Person that is not a Subsidiary (including Tinuum Group JV, Tinuum Services JV) to the extent that the grant of a security interest in such Equity Interests is prohibited by the Organizational Documents of such entity, or requires the consent of any Person other than a Credit Party or any Subsidiary thereof, or would result in the creation of a Lien under the Organizational Documents of such Person; provided that such prohibitions were not created with the intent of causing such Equity Interests to be Excluded Property for purposes of this Agreement;
(d)Excluded Accounts;
(e)any “intent-to-use” trademarks or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051 Section 1(c) or

Section 1(d), respectively or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively by the United States Patent and Trademark Office;
(f)any asset which is subject to a purchase money Lien or Capital Lease permitted hereunder to the extent the granting of a security interest in such asset is prohibited pursuant to the terms of the contract governing such purchase money Lien or Capital Lease;
(g)more than 65% of the voting capital stock of any Foreign Subsidiary or Foreign Stock Holding Company;
(h)any real property (whether owned or leased) that is not Material Real Property; and
(i) any other property with respect to which the cost or other consequences (including any materially adverse tax consequences) of pledging such property shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Agent;

provided that (w) any such limitation described in the foregoing clauses (a) and (b) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such contract, agreement, permit, lease or license, Organizational Documents, or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, agreement, permit, lease, license, franchise, authorization or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (z) all rights to payment of money due or to become due pursuant to, and all products and proceeds (and rights to the proceeds) from the sale of, any Excluded Property shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Agent, any Lender or any other recipient of any payment to be made by or on behalf of any obligation of Credit Parties hereunder or the Obligations or required to be withheld or deducted from a payment to Agent, such Lender or such recipient (including any interest and penalties thereon): (a) Taxes to the extent imposed on or measured by Agent’s, any Lender’s or such recipient’s net income (however denominated), branch profits Taxes, and franchise Taxes and similar Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under which Agent, such Lender or such recipient is organized, has its principal office or conducts business with respect to entering into any of the Financing Documents or taking any action thereunder or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans pursuant to a Law in effect on the date on which (i) such Lender becomes a party to this Agreement other than as a result of an assignment requested by a Credit Party under the terms hereof or (ii) such Lender changes its lending office for funding its Loan, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Loan Commitment, or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 2.8(c); and (d) any U.S. federal withholding taxes imposed in respect of a Lender under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof and any agreement entered into pursuant to the implementation of Section 1471(b)(1) of the Code, and any intergovernmental agreement between the United States Internal Revenue Service, the U.S. Government and any governmental or taxation authority under any other jurisdiction which agreement’s principal purposes deals with the implementation of such sections of the Code.
“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.
“Fee Letter” means each agreement between Agent and Borrower relating to fees payable to Agent and/or Lenders in connection with this Agreement.
“Financing Documents” means this Agreement, any Notes, each Fee Letter, the Security Documents, each Subordination Agreement and any other subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Five Forks Mine” means that certain lignite mine located in Natchitoches Parish owned and/or controlled by Five Forks Mining, LLC.
“Floor” means the rate per annum of interest equal to two and a half percent (2.50%).
“Foreign Lender” has the meaning set forth in Section 2.8(c)(i).
“Foreign Stock Holding Company” means any Subsidiary of a Domestic Subsidiary that has no material assets other than Equity Interests (or Equity Interests and indebtedness) of one or more Foreign Subsidiaries.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.
“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.
“Governmental Authority” means any nation or government, any state, local or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” and “Guarantors” has the meaning set forth in the introductory paragraph of this Agreement.
“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum and its derivatives, by-products and other hydrocarbons, and (f) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.
“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers or any other Credit Party under any Financing Documents and (b) to the extent not otherwise described in (a), Other Taxes.
“Instrument” means “instrument”, as defined in Article 9 of the UCC.
“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.
“Inventory” means “inventory” as defined in Article 9 of the UCC.
“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or otherwise consummate any Acquisition, or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.
“IP Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the Closing Date, among Agent, on behalf of the Lenders, and certain Credit Parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“IRS” has the meaning set forth in Section 2.8(c)(i).
“Joinder Requirements” has the meaning set forth in Section 4.11(c).
“Joint Venture Subsidiary” means any joint venture or other entity that is not directly or indirectly wholly owned by the Credit Parties or any of their respective Subsidiaries, but which is a “Subsidiary” pursuant to the definition of such term of purposes of this Agreement and the other Financing Documents. As of the Closing Date, there are no Joint Venture Subsidiaries.
“L/C Cash Collateral Accounts” means, collectively, each segregated Deposit Account from time to time identified to Agent in writing established by Borrower for the sole purpose of securing Borrower’s obligations under clause (h) of the definition Permitted Contingent Obligations and containing only such cash or Cash Equivalents that have been required to be pledged to secure such obligations of Borrower; provided, that the aggregate amount of cash or Cash Equivalents deposited in all such L/C Cash Collateral Accounts does not, at any time, exceed $500,000 in the aggregate.
“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Environmental Laws and applicable U.S. and non-U.S. export control laws and regulations, including without limitation the Export Administration Regulations.
“Lender” means each of (a) MCF, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 11.17, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Credit Party or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Liquidity” means, as of any date of determination, the sum of (a) Credit Party Unrestricted Cash as of such date of determination, plus (b) Revolving Loan Availability as of such date of determination, less (c) all amounts due and owing to any Credit Party’s trade creditors which are outstanding sixty (60) days or more past their due date as of such date of determination.
“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
“Loan Account” has the meaning set forth in Section 2.6(b).
“Loan(s)” means the Revolving Loans.
“Lockbox” has the meaning set forth in Section 2.11.
“Lockbox Account” means one or more segregated accounts maintained at the Lockbox Bank into which collections of Accounts are paid.
“Lockbox Account Activation Date” has the meaning set forth in Section 2.11.
“Lockbox Bank” has the meaning set forth in Section 2.11.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.
“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Credit Parties, taken as a whole, (b) the rights and remedies of Agent or Lenders under any Financing Document or the ability of Agent or Lenders to enforce the Obligations or realize upon the Collateral, or the ability of any Credit Party to pay or perform any of its material obligations under any Financing Document to which it is a party, (c) the legality, validity or enforceability of any Financing Document, (d) the existence, perfection or priority of any security interest granted to Agent or any Lender in any Financing Document (except solely as a result of any action or inaction of Agent or any Lender (provided that such action or inaction is not caused by a Credit Party’s failure to comply with the terms of the Financing Documents)), (e) the value of any material portion of the Collateral or (f) a material impairment of the prospect of repayment of any portion of the Obligations.
“Material Contracts” means (a) the agreements listed on Schedule 3.17, (b) the CTB Loan Documents, and (c) each other agreement or contract to which such Credit Party or its Subsidiaries is a party, the termination of which would reasonably be expected to result in a Material Adverse Effect.
“Material Debt” has the meaning set forth in Section 10.1(d).
“Material Real Property” means (a) the real property located at 201 Red River Mine Road, Coushatta, LA 71019 (the “Red River Plant Location”) and (b) any other real property that is owned in fee or leased by any Credit Party together with any improvements thereon, with (x) in the case of owned real property, a fair market value (as reasonably agreed between Borrower Representative and Agent) in excess of $2,000,000 and (y) in the case of leased real property, with a lease value, as determined in accordance with GAAP, in excess of $2,000,000.
“Maturity Date” means the date that is five (5) years following the Closing Date.
“Maximum Lawful Rate” has the meaning set forth in Section 2.7.
“MCF” means MidCap Funding IV Trust, a Delaware statutory trust, and its successors and permitted assigns.
“Minimum Balance” means, at any time, an amount that equals the product of: (i) the average Borrowing Base (or, if less on any given day, the Revolving Loan Commitment) during the immediately preceding month multiplied by (ii) the Minimum Balance Percentage for such month.
“Minimum Balance Fee” means a fee equal to (a) the positive difference, if any, remaining after subtracting (i) the average end-of-day principal balance of Revolving Loans outstanding during the immediately preceding month from (ii) the Minimum Balance multiplied by (b) the highest interest rate applicable to the Revolving Loans during such month (or, during the existence of an Event of Default, the default rate of interest set forth in Section 10.5(a)).
“Minimum Balance Percentage” means twenty percent (20%).
“Mortgaged Property” means all Material Real Property.
“Mortgages” means the mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, leasehold deeds of trust or leasehold deeds to secure debt and other similar security documents delivered pursuant to Section 4.11 or 7.4, each in form reasonably acceptable to Agent, including as may be required to account for local law matters.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Credit Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.
“Notes” has the meaning set forth in Section 2.3.
“Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to Agent.
“Obligations” means all obligations, liabilities and indebtedness (monetary (including, without limitation, the payment of interest and other amounts arising after the commencement of any case with respect to any Credit Party under the Bankruptcy Code or any similar statute which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person. For the avoidance of doubt, Off-Balance Sheet Liabilities do not include operating leases.
“Orderly Liquidation Value” means the net amount (after all costs of sale), expressed in terms of money, which Agent, in its good faith discretion, estimates can be realized from a sale, as of a specific date, given a reasonable period to find a purchaser(s), with the seller being compelled to sell on an as-is/where-is basis, as reflected in the most recent appraisal delivered hereunder.
“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party or any Subsidiary, the ordinary course of business of such Credit Party or Subsidiary, as conducted by such Credit Party or Subsidiary in accordance with past practices or as conducted by such Credit Party in accordance with ordinary prevailing industry standards of the industry in which such Credit Party or Subsidiary has its business and, in all cases, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Financing Document.
“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating agreement, joint venture agreement, limited liability company agreement or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other Equity Interests of such Person.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Agent or any Lender and the jurisdiction imposing such Tax (other than connections arising from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loans or any Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(i)).
“Participant Register” has the meaning set forth in Section 11.17(a)(iii).
“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.

“Payment Recipient” has the meaning specified therefor in Section 11.20 of this Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.
“Permits” means all governmental licenses, authorizations, supplier numbers, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals of a Credit Party required under all applicable Laws and required for such Credit Party in order to carry on its business as now conducted.
“Permitted Acquisition” means any Acquisition by a Credit Party, in each case, to the extent that each of the following conditions shall have been satisfied:
(a)Borrower Representative shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be reasonably agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available in the case of any Acquisition for Acquisition Consideration in excess of $2,500,000, a due diligence package and (iii) copies of the respective material agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), substantially final drafts of any schedules to such agreements, documents or instruments and substantially final drafts of all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement and reasonably requested by Agent, all material regulatory and third party approvals and copies of any environmental assessments, if applicable;
(b)the Credit Parties (including any new Subsidiary to the extent required by Section 4.11) shall comply with the Joinder Requirements (if applicable) and execute and deliver the agreements, instruments and other documents to the extent required by Section 4.11 hereof, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien (subject to Permitted Liens) in all entities (other than Restricted Subsidiaries) and assets (other than Excluded Property and Excluded Perfection Assets) acquired in connection with Acquisition to the extent required by this Agreement;
(c)at the time of such Acquisition and after giving effect thereto, no Event of Default has occurred and is continuing;
(d)the Acquisition would not result in a Change in Control and each Credit Party remains a surviving legal entity after such Acquisition;
(e)with respect to any Acquisition involving an in-license to a Credit Party not otherwise constituting Excluded Property, all such in-licenses or agreements related thereto shall constitute “Collateral” and Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents;
(f)all transactions in connection with such Acquisition shall be consummated in accordance with applicable Laws;
(g)the assets acquired in such Acquisition are for use in compliance with Section 5.11;

(h)such Acquisition is not hostile and shall have been approved by the board of directors (or other similar body) and, to the extent required for due authorization, the stockholders or other equity holders of any Person being acquired in such Acquisition;
(i)no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with such Acquisition;
(j)Agent shall have received a certificate of a Responsible Officer of the Borrower Representative demonstrating, on a pro forma basis after giving effect to the consummation of such Acquisition, (i) Borrowers are in compliance, on a pro forma basis after giving effect to the consummation of such Acquisition, with the covenant contained in Sections 6.1, and (ii) Borrower Total Leverage Ratio is no greater than 4.00:1.00 calculated on a pro forma basis after giving effect to the consummation of such Acquisition as if such Acquisition had occurred on the first day of the most recent Defined Period for which financial statements have been delivered pursuant to Section 4.1(a) or Section 4.1(b);
(k)unless Agent shall otherwise consent in writing (in its reasonable discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States or the District of Columbia, and (y) if the Acquisition is an asset purchase, no less than 80% of the fair market value of all of the assets so acquired shall be located within the United States (or in the case of Registered Intellectual Property, registered in the United States (it being understood that such Intellectual Property may also be registered in other jurisdictions));
(l)the consideration payable by the Credit Parties and their Subsidiaries in connection with such Acquisition shall consist solely of (x) non-cash Equity Interests (other than Disqualified Equity Interests) in Arq and/or (y) cash and Cash Equivalents not to exceed in the aggregate the caps set forth in clause (m) and (n) below;
(m)the sum of all cash amounts (including any cash equivalents but excluding the cash proceeds received from any substantially contemporaneous issuance of common equity interests of Arq) paid or payable in connection with all Permitted Acquisitions (including all Debt, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith, regardless of when due or payable and whether or not reflected on a consolidated balance sheet of Borrowers), but excluding any such amounts owing in respect of Acquisitions consummated prior to the Closing Date, shall not exceed (a) $7,500,000 in the aggregate for any fiscal year which such Acquisition is consummated, or (b) $20,000,000 in the aggregate during the term of this Agreement;
(n)to the extent available in the case of any Acquisition for Acquisition Consideration in excess of $5,000,000, Agent has received, prior to the consummation of such Acquisition, updated pro forma financial projections giving effect to such Acquisition, in form and substance reasonably satisfactory to Agent, for the immediately succeeding four fiscal quarters following the proposed consummation of the Acquisition beginning with the fiscal quarter during which the Acquisition is to be consummated; and
(o)(i) to the extent available, or (ii) if the Acquisition Consideration with respect to such Acquisition is equal to or greater than $5,000,000, then the Credit Parties shall deliver a quality of earnings report, prepared by a third party, with respect to the assets being acquired or the Person whose Equity Interests are being acquired.
“Permitted Asset Dispositions” means the following Asset Dispositions:

(a)dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale;
(b)dispositions of furniture, fixtures and equipment to third parties in the Ordinary Course of Business that the applicable Borrower or Subsidiary determines in good faith is surplus, obsolete, worn out, or no longer used or useful in the business of such Borrower and its Subsidiaries;
(c)expiration, forfeiture, invalidation, cancellation, lapse or abandonment of immaterial Intellectual Property that is, in the reasonable good faith judgment of a Credit Party, no longer useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;
(d)dispositions consisting of the use or payment of cash or Cash Equivalents in the Ordinary Course of Business for equivalent value and in a manner that is not prohibited by the terms of this Agreement or the other Financing Documents~~;~~
(e) (i) Asset Dispositions from a Credit Party to any other Credit Party; provided that no Credit Party shall make any Asset Disposition to Arq other than Asset Dispositions in the form of cash, Cash Equivalents, Equity Interests or immaterial assets (excluding, for the avoidance of doubt, any Borrowing Base assets), in each case, made in the Ordinary Course of Business, (ii) Asset Dispositions from any Subsidiary that is not a Credit Party to any Credit Party, (iii) Asset Dispositions among any Subsidiaries that are not Credit Parties (other than by any Subsidiary that is not a CTB Borrower to any CTB Borrower or by any Subsidiary to a Joint Venture Subsidiary);
(f)(i) sales, forgiveness or discounting, on a non-recourse basis and in the Ordinary Course of Business, of past due Accounts (other than Eligible Accounts included in the Borrowing Base, except with the prior written consent of Agent) in connection with the settlement of delinquent Accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement and (ii) adjustments to Accounts in the Ordinary Course of Business to reflect discounts, rebates, other pricing adjustments and warrantee matters to the extent not otherwise prohibited hereunder;
(g)to the extent constituting an Asset Disposition, the making of Permitted Investments or the granting of Permitted Liens;
(h)(i) any termination or assignment of any lease, sublease, license or sub-license (other than any licenses constituting Material Contracts) in the Ordinary Course of Business (and any related Asset Disposition of improvements made to leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property, and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the Ordinary Course of Business;
(i)the granting of Permitted Licenses;
(j)the liquidation or dissolution of the Inactive Subsidiary so long as the assets thereof are distributed to a Credit Party in connection therewith;
(k)the termination or expiration of any lease of real or personal property that is not necessary for the ordinary course of business and would not reasonably be expected to have a Material Adverse Effect;
(l)[reserved];

(m)the leasing or subleasing of real or personal property assets of any Credit Party or Subsidiary in the Ordinary Course of Business and on arm’s length terms;
(n)the sale, pledge, issuance, or other transfer of Equity Interests of Arq that does not result in a Change of Control;
(o)to the extent constituting an Asset Disposition, the making of Permitted Distributions; and
(p)dispositions of (i) tangible personal property (and not, for the avoidance of doubt, any Intellectual Property, Equity Interests or other intangible assets) and of (ii) 100% of the Equity Interests of any Restricted Subsidiary (other than the CTB Borrowers), in each case, so long as (i) the assets subject to such Asset Dispositions are sold for fair value, as determined by the Borrowers in good faith, (ii) at least 75% of the consideration therefor is cash or Cash Equivalents, (iii) in the case of any disposition of Equity Interests of a Restricted Subsidiary (other than the CTB Borrowers) such Restricted Subsidiary does not own Intellectual Property that is material to the business of the Credit Parties and their Subsidiaries taken as a whole, (iv) no Event of Default has occurred and is continuing at the time such Assets Dispositions are made or would result therefrom, and (v) the aggregate amount of such Asset Dispositions in any fiscal year does not exceed $1,500,000.
“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Credit Parties’ and their Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c)  the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Credit Parties or their Subsidiaries; and (d) upon a final determination of such contest, Credit Parties and their Subsidiaries shall promptly comply with the requirements thereof.
“Permitted Contingent Obligations” means:
(a)Contingent Obligations arising in respect of the Debt under the Financing Documents;
(b)Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;
(c)Contingent Obligations outstanding on the Closing Date and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than a Permitted Refinancing);
(d)Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bank guarantees, banker’s acceptances and other similar obligations or instruments (or letters of credit supporting any of the foregoing) not to exceed $30,000,000 in the aggregate at any time outstanding;
(e)Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(f)Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of real and personal property assets permitted under Section 5.6 or in connection with any other commercial agreement entered into by a Credit Party or a Subsidiary thereof in the Ordinary Course of Business;
(g)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Credit Party or a Subsidiary in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;
(h)Contingent Obligations existing or arising in connection with any letter of credit in the Ordinary Course of Business, provided that the aggregate amount of all such letter of credit reimbursement obligations does not at any time exceed Five Hundred Thousand Dollars ($500,000) outstanding;
(i)(x) unsecured Contingent Obligations of Arq in respect of the Debt of the CTB Borrowers under the CTB Loan Documents in accordance with the terms of Section 5 of the CTB Loan Documents (as in effect on the date hereof), and (y) unsecured guarantee obligations of Arq with respect to certain surety or performance bonds issued on behalf of the CTB Borrowers in an aggregate amount not to exceed $3,000,000 at any time outstanding, as set forth on Schedule 5.1 on the Closing Date;
(j)Contingent Obligations arising under guarantees by a Credit Party or Subsidiary of Debt or other obligations (other than any Debt of the CTB Borrowers), which Debt or other obligations are otherwise permitted hereunder; provided, however, that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;
(k)Contingent Obligations related to indemnification and defense of directors and officers and employees from claims arising pursuant to the Organizational Documents of the Credit Party, applicable law or an indemnification agreement entered into in the Ordinary Course of Business, which claims, in each case, relate to their service to the Credit Party;
(l)unsecured Contingent Obligations arising with respect to customary indemnification obligations, adjustments of purchase price, non-compete, earn-outs or similar obligations of any Credit Party, to the extent such Contingent Obligations arise in connection with a Permitted Acquisition and do not cause Borrowers or their Subsidiaries to exceed any applicable cap on Acquisition Consideration set forth in the definition of “Permitted Acquisitions”;
(m)to the extent constituting Contingent Obligations (without duplication), Permitted Debt;
(n)Contingent Obligations to make take-or-pay or similar payments pursuant to supplier contracts entered into in the Ordinary Course of Business in an aggregate amount not to exceed $3,000,000 at any time outstanding; and
(o)other Contingent Obligations not permitted by clauses (a) through (n) above, not to exceed $1,500,000 in the aggregate at any time outstanding.
“Permitted Cure Securities” means any Equity Interests (other than Disqualified Equity Interests) of Arq.
“Permitted Debt” means:

(a)Credit Parties’ Debt to Agent and each Lender under this Agreement and the other Financing Documents;
(b)Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(c)(i) purchase money Debt and Capital Leases, in an amount not to exceed $10,000,000 in the aggregate at any time (whether in the form of a loan or a lease), used solely to acquire Equipment and other capital and fixed assets (other than real property) used in the Ordinary Course of Business at or with respect to the Five Forks Mine and secured only by such Equipment or and other capital and fixed assets (other than real property), and any Permitted Refinancing thereof, and (ii) purchase money Debt and Capital Leases, in an amount not to exceed $2,500,000 in the aggregate at any time (whether in the form of a loan or a lease) used solely to acquire Equipment and other capital and fixed assets (other than real property) used in the Ordinary Course of Business and secured only by such Equipment or and other capital and fixed assets (other than real property), and any Permitted Refinancing thereof;
(d)Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than any Permitted Refinancing thereof);
(e)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Debt existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;
(f)Debt in the form of insurance premiums financed through the applicable insurance company or broker;
(g)trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business;
(h)to the extent constituting Debt (without duplication) Permitted Contingent Obligations;
(i)Subordinated Debt;
(j)Debt in respect of netting services, overdraft protections and other like services, in each case incurred in the Ordinary Course of Business;
(k)Debt, in an aggregate amount not to exceed $500,000 at any time outstanding, in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management or merchant services, in each case, incurred in the Ordinary Course of Business; provided that, to the extent such Debt is secured, it is secured solely by cash collateral held in a Credit Card Cash Collateral Account;
(l)Debt of the CTB Borrowers under the CTB Loan Agreement and any Permitted Refinancing thereof so long as (i) the aggregate principal amount of such Debt does not exceed $10,000,000, (ii) no Credit Parties or Subsidiaries thereof other than the CTB Borrowers are obligors of such Debt and (iii) no Credit Parties or Subsidiaries thereof other than the CTB Borrowers provide any guaranties of or grant any Liens in support of such Debt;

(m)Debt consisting of unsecured intercompany loans and advances incurred by (1) Credit Party owing to any other Credit Party, (2) any non-Credit Party Subsidiary (other than the CTB Borrowers) owing to any other non-Credit Party Subsidiary (other than the CTB Borrowers), (3) any CTB Borrower owing to any other CTB Borrower, or (4) any non-Credit Party Subsidiary owing to any Credit Party so long as such Debt constitutes a Permitted Investment of the applicable Credit Party; provided that any such Debt owed by a Credit Party shall, at the request of Agent, be subordinated to the payment in full (other than inchoate indemnity obligations for which no claim has been made) of the Obligations pursuant to documentation in form and substance reasonably satisfactory to Agent;
(n)unsecured earn-out obligations and other similar contingent purchase price obligations constituting Acquisition Consideration and incurred in connection with a Permitted Acquisition (and not including any seller notes or other non-contingent Debt unless otherwise constituting Permitted Debt), in an amount not to exceed any applicable cap set forth in the definition of “Permitted Acquisitions” after taking into account all other Acquisition Consideration paid or payable by Borrowers during the term of this Agreement; provided, that no payment shall be made in respect of such obligations if an Event of Default has occurred and is continuing or would result from such payment;
(o)Debt arising from agreements of any Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; and
(p)other unsecured Debt not to exceed $1,500,000 in the aggregate at any time at any time outstanding.
“Permitted Discretion” means a determination made in good faith and the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Distributions” means the following Distributions:
(a)Distributions by any Subsidiary of any Borrower to its parent; provided that Distributions to Arq, Inc. shall be limited to Distributions solely of cash, Cash Equivalents, Equity Interests and immaterial assets made in the Ordinary Course of Business;
(b)Distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person so long as such dividends do not result in a Change in Control;
(c) repurchases, redemptions or retirements of stock of current or former employees, officers, directors or consultants (or any immediate family member thereof) pursuant to stock purchase agreements (or unsecured promissory notes issued to evidence the obligation to repurchase, redeem or retire) so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase (other than payment of Taxes on such Persons’ stock pursuant to the applicable equity-based compensation plan) does not exceed $250,000 in the aggregate per fiscal year;
(d)distributions of Equity Interests (other than Disqualified Equity Interests) upon the conversion or exchange of Equity Interests (including options and warrants) or Subordinated Debt;
(e)cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock, or in connection with dividends, share splits, reverse share splits (or any combination thereof) and other Investments permitted hereunder; and
(f)Distributions in connection with the retention of Equity Interests in payment of withholding taxes in connection with equity-based compensation plans in the Ordinary Course of Business.
“Permitted Investments” means:
(a)Investments shown on Schedule 5.7 and existing on the Closing Date;
(b)To the extent constituting and Investment, cash and Cash Equivalents owned by such Person;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(d)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries (other than any CTB Borrower or any Joint Venture Subsidiary) pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans and advances outstanding pursuant to this clause (d) may not exceed $250,000 at any time and (iii) advances of payroll and expenses to employees in the Ordinary Course of Business;
(e)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;
(f)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of any Credit Party in any Subsidiary;
(g)Investments consisting of Deposit Accounts or Securities Accounts (i) in which Agent has received a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable or (ii) constituting Excluded Accounts (subject to the caps and limitations set forth in the definition thereof);
(h)Investments by (i) any Credit Party in any other Credit Party, (ii) investments by any Restricted Subsidiary in any other Restricted Subsidiary (other than any CTB Borrower or any Joint Venture Subsidiary) and (iii) any Restricted Subsidiary in any Credit Party; provided that all obligations of the Credit Parties in connection with any Investment by a Restricted Subsidiary in any Credit Party (other than in the form of Equity Interests not constituting Disqualified Equity Interests) shall be subordinated to the Obligations pursuant to a Subordination Agreement;
(i)Investments of cash, Cash Equivalents and tangible personal property in any Restricted Subsidiary but solely to the extent that (i) no Default or Event of Default has occurred or would occur as a result of such Investments and (ii) the aggregate amount of such Investments made with respect to (a) the CTB Borrowers does not exceed $2,500,000 in any fiscal year, and (b) all other Restricted Subsidiaries does not exceed $1,500,000 in any fiscal year;

(j)so long as no Event of Default exists at the time of such Investment or after giving effect to such Investments, Investments of cash and Cash Equivalents in joint ventures (including, for the avoidance of doubt, Tinuum Group JV and Tinuum Services JV) made by the Credit Parties in the Ordinary Course of Business in the aggregate amount not to exceed $1,500,000 in any fiscal year with respect to all such Investments;
(k)the granting of Permitted Licenses;
(l)Investments (i) constituting Permitted Acquisitions or (ii) arising out of the receipt by any Credit Party of Subsidiary of non-cash consideration for any Permitted Asset Disposition;
(m)Investments constituting security deposits made in the Ordinary Course of Business;
(n)Investments constituting Swap Contracts or other hedging transactions permitted hereunder;
(o)the extent constituting Investments, intercompany receivables that arise solely from customary transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) and associated “true-up” payments among the Credit Parties and their respective Subsidiaries that are in the Ordinary Course of Business and only to the extent such arrangements are entered into in order to accurately reflect the costs of operating the business of the Credit Parties and their respective Subsidiaries (and with respect to Intellectual Property, those costs necessary to protect such Intellectual Property) and/or to maintain compliance with all applicable jurisdictional Tax requirements;
(p)Investments, without duplication, to the extent constituting Permitted Debt, Permitted Liens, Permitted Asset Dispositions (other than clause (g) of the definition thereof), Permitted Contingent Obligations, and/or Permitted Distributions;
(q)Investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the Ordinary Course of Business;
(r)accounts receivable arising and trade credit granted in the Ordinary Course of Business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and any prepayments and other credits to suppliers made in the Ordinary Course of Business;
(s)Investments of a Subsidiary acquired after the Closing Date or of a corporation merged into any Borrower or merged into or consolidated with a Subsidiary in accordance with Section 5.6 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and
(t)other Investments of cash and Cash Equivalents in an amount not exceeding $1,500,000 in the aggregate.
“Permitted License” means any non-exclusive license or sublicense of rights to discrete Intellectual Property of any Credit Party or its Subsidiaries, so long as all such licenses or sublicenses are (i) granted to third parties in the Ordinary Course of Business, (ii) do not result in a legal transfer of title to the licensed property, (iii) have been granted in exchange for fair consideration on commercially reasonable terms, and (iv) no Event of Default has occurred and is continuing or would result from the granting of such license or sublicense.
“Permitted Liens” means:

(a)deposits or pledges of cash arising in the Ordinary Course of Business to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA, or with respect to any Pension Plan or Multiemployer Plan, the Code) pertaining to a Credit Party’s or its Subsidiary’s employees, if any;
(b)deposits or pledges of cash and Cash Equivalents to secure leases and other obligations of like nature arising in the Ordinary Course of Business;
(c)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising by operation of law in the Ordinary Course of Business that are not overdue for a period of more than 30 days or which are being contested pursuant to a Permitted Contest (provided that nothing in this clause (c) shall be deemed to be consent or permission given by Agent or Lenders to the transfer of inventory or other property to any carrier, warehousemen, mechanic, materialmen, repairment or other like Person as security for the payment of the obligations due to such a Person or to any such Person’s Lien taking priority over the Liens granted to Agent hereunder);
(d)Liens on Collateral, other than Borrowing Base Collateral (except to the extent junior to Agent’s Liens), for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;
(e)attachments, stay or appeal bonds, judgments and other similar Liens on Collateral other than Borrowing Base Collateral (except to the extent junior to Agent’s Liens) arising in connection with court proceedings, judgments, orders or awards that do not constitute an Event of Default; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;
(f)Liens and encumbrances in favor of Agent under the Financing Documents;
(g)Liens on Collateral existing on the date hereof and set forth on Schedule 5.2 and any renewals or extensions thereof in respect of any Permitted Refinancing;
(h)any Lien on any equipment securing Debt permitted under clause (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within sixty (60) days after the acquisition thereof, and Liens incurred in a Permitted Refinancing of such Debt secured by such Liens;
(i)Liens with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Borrower or any Subsidiary and which, in the case of any real estate that is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Agent insuring the lien of the Security Documents;
(j)Liens that are rights of set-off, bankers’ liens or similar non-consensual Liens relating to Deposit Accounts or Securities Accounts in favor of banks, other depositary institutions and securities intermediaries solely to secure payment of fees and similar costs and expenses and arising in the Ordinary Course of Business;

(k)purported Liens evidenced by the filing of precautionary UCC financing statements and similar filings under applicable law relating solely to operating leases, consignments or bailee arrangements of personal property entered into the Ordinary Course of Business;
(l)(i) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under clause (f) of the definition of Permitted Debt and/or (ii) otherwise arising as a matter of Law, under the UCC or under customary general terms and conditions encumbering such Accounts that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(m)[reserved];
(n)Leases or subleases of real property granted in the Ordinary Course of Business;
(o)Liens, deposits and pledges encumbering cash and Cash Equivalents with a value not to exceed $30,000,000 in the aggregate at any time, to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, indemnity, performance or other similar bonds, bank guarantees, banker’s acceptances or other similar obligations or instruments (or letters of credit supporting any of the foregoing) arising in the Ordinary Course of Business;
(p)Liens solely in respect of the Credit Card Cash Collateral Accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (k) of the definition of Permitted Debt;
(q)Liens solely in respect of the L/C Cash Collateral Accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (h) of the definition of Permitted Contingent Obligations;
(r)Liens granted by the CTB Borrowers securing solely the Debt incurred pursuant to the CTB Facility and any Permitted Refinancing thereof to the extent permitted pursuant to clause (l) of the definition of Permitted Debt; provided that, such Liens attach solely to the assets of the CTB Borrowers and do not attach to any Collateral;
(s)to the extent constituting a Lien, the granting of Permitted Licenses;
(t)Liens solely on any cash earnest money deposits made by a Credit Party or Subsidiary in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Investment expressly permitted under this Agreement;
(u)Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;
(v)the interest or title of a lessor or sublessor under an operating lease agreement entered into in the Ordinary Course of Business;
(w)Liens that are replacements of Permitted Liens to the extent that the original Debt is the subject of a Permitted Refinancing (and consistent with clause (d) of the definition thereof); and

(x)other Liens (other than Liens arising under ERISA or Liens to secure obligations in respect of Debt for borrowed money) which secure obligations permitted under this Agreement not exceeding $500,000 in the aggregate at any one time outstanding.
“Permitted Modifications” means (a) such amendments or other modifications to a Credit Party’s or Subsidiary’s Organizational Documents as are required or permitted under this Agreement or by applicable Law and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective (or such later date as Agent may agree in its sole discretion), and (b) such amendments or modifications to a Credit Party’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Credit Party or Subsidiary or involving a reorganization of a Credit Party or Subsidiary under the laws of a different jurisdiction, unless consented to by Agent in writing in its sole discretion) that would not adversely affect the rights and interests of Agent or Lenders and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective (or such later date as Agent may agree in writing in its sole discretion).
“Permitted Refinancing” means Debt constituting a refinancing, extension or renewal of Debt; provided that the refinanced, extended, or renewed Debt (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Debt being refinanced or extended (plus (i) any reasonable and customary interest, fees (including upfront fees, original issue discount or initial yield payments), premiums and costs and expenses and (ii) an amount equal to any existing commitments unutilized thereunder) (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Debt being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Debt being refinanced or extended, (e) the obligors of which are the same as the obligors of the Debt being refinanced or extended, (f)(i) to the extent such Debt being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of, and does not have greater guarantees or security than, the Debt being modified, refinanced, refunded, renewed, replaced or extended and (iii) if the Debt being modified, refinanced, refunded, renewed, replaced or extended was subject to an intercreditor agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Debt or their representative on their behalf shall become party to such intercreditor agreement, (g) has a rate of interest (including any original issue discount or other synthetic interest in the form of fees) applicable to such Debt that is not more than 2.0% greater, including by increasing any “floor”, than the rate of interest applicable to the Debt being refinanced or extended (other than any increase occurring because of fluctuations in underlying rate indices, or the imposition of the default rate), (h) does not have earlier dates upon which payments of principal are due than the Debt being refinanced or extended and if the Debt being refinanced or extended did not have amortization, the refinanced, extended, or renewed Debt shall not have amortization and if the Debt being refinanced or extended did have amortization, the rate of amortization for the refinanced, extended, or renewed Debt shall be no more than 2.0% per annum greater than the rate of amortization applicable to the Debt being refinanced or extended, and (i) no Event of Default has occurred and is continuing at the time such refinancing, extension or renewal occurs or would result therefrom.
“Permitted Restrictions” means restrictions existing by reason of:

(a) restrictions imposed by applicable Law or the terms of any license, authorization, concession or permit;
(b) contractual encumbrances or restrictions in effect on the Closing Date under any agreements related to any permitted renewal, extension or refinancing of any Debt existing on the Closing Date that does not expand the scope of any such encumbrance or restriction; provided that any such restrictions set forth in the CTB Loan Documents shall apply only to the CTB Borrowers;
(c) [reserved];
(d) Subject to Section 5.7(c) and Section 5.19, customary provisions in joint venture agreements and other similar agreements applicable to Equity Interests of joint ventures or the assets thereof to the extent entered into in the Ordinary Course of Business;
(e) customary provisions in a lease restricting subletting or assignment of any lease governing a leasehold interest;
(f) customary provisions restricting assignments, licensing, sublicensing, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the Ordinary Course of Business; provided that such restrictive provisions were not created with the intent of causing any such agreements to constitute Excluded Property for purposes of this Agreement ;
(g) customary restrictions and conditions contained in any agreement relating to any Permitted Asset Disposition pending the consummation of such sale;
(h) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other Distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;
(i) arising in any Swap Contract and/or any agreement or arrangement relating to any obligation of the type permitted under clause (g) of the definition of “Permitted Contingent Obligations”;
(j) set forth in any agreement relating to any Permitted Lien that limit the right of a Borrower or any Subsidiary to dispose of or encumber the assets subject thereto except with respect to Liens required to be granted under the Financing Documents;
(k) customary subordination and/or subrogation provisions set forth in guaranty or similar documentation (not relating to Debt for borrowed money) that is entered into in the Ordinary Course of Business; and/or
(l) restrictions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (k) above; provided, that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Pledge Agreement” means that certain Pledge Agreement, executed by Arq and the other pledgors named therein in favor of the Agent, for the benefit of the Lenders, on the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.
“Pro Rata Share” means (a) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive the unused line fee described in Section 2.2(b), the Revolving Loan Commitment Percentage of such Lender, (b) with respect to a Lender’s right to receive payments of principal and interest with respect to Revolving Loans, such Lender’s Revolving Loan Exposure with respect thereto; and (c) for all other purposes (including, without limitation, the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings), by (ii) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders.
“Projections” has the meaning set forth in Section 3.5.
“Protective Advance” means all sums expended by Agent in accordance with the provisions of Section 10.4 to (a) protect the priority, validity and enforceability of any lien on, and security interests in, any Collateral and the instruments evidencing and securing the Obligations, (b) prevent the value of any Collateral from being diminished, or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken.
“Real Estate Collateral Requirements” means the requirement that Agent shall have received (with respect to any Mortgaged Property existing as of the Closing Date, within the time period provided under Section 7.4 and, with respect to any Mortgaged Property acquired after the Closing Date, within ninety (90) days of the acquisition thereof (or such later date as Agent may agree)) a duly executed Mortgage from the applicable Credit Party for each Mortgaged Property in form and substance reasonably acceptable to Agent and suitable for recording or filing, together, with respect to each Mortgage for any property located in the United States, with the following documents: (a) a fully paid policy of title insurance (i) in a form reasonably approved by Agent insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien, free and clear of all defects and other encumbrances, subject only to the exceptions set forth on Schedule B thereto, (ii) in an amount reasonably satisfactory to Agent based on an appraisal of such property performed pursuant to subsection (d) below (not to exceed an amount equal to 125% multiplied by the fair market value of the Mortgaged Property covered thereby, (iii) issued by a nationally recognized title insurance company reasonably satisfactory to Agent (the “Title Company”) (provided, however, that for the avoidance of doubt, it is hereby agreed that First American Title Insurance Company and Chicago Title Insurance Company shall both be deemed satisfactory to Agent) and (iv) that includes (A) such insurance and direct access reinsurance as Agent may reasonably deem necessary or desirable and (B) such endorsements or affirmative insurance reasonably required by Agent and available in the applicable jurisdiction at commercially reasonable rates (including, if applicable without limitation, endorsements on matters relating to usury, zoning, mechanic’s liens, variable rate, address, separate tax lot, subdivision, tie in or cluster, contiguity, access and so-called comprehensive coverage over covenants and restrictions), (b) with respect to any property located in any jurisdiction in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a premium that is not excessive as reasonably determined by Agent), if requested by Agent, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resource Corporation (or another Person acceptable to Agent), in each case satisfactory to Agent, (c) (i) a Survey or (ii) an “affidavit of no change” reasonably satisfactory to the Title Company such that the Title Company issues survey-related coverages and removes the so-called “survey exceptions” from the applicable policy of title insurance, (d) an appraisal complying with the requirements of the Financial

Institutions Reform, Recovery and Enforcement Act of 1989, by a third- party appraiser selected by Agent in its reasonable discretion, (e) a customary favorable opinion from each local counsel where the applicable Mortgaged Properties are located, reasonably acceptable to Agent and in form and substance reasonably satisfactory to Agent which includes, without limitation, the due execution and delivery and enforceability of each applicable Mortgage, the corporate formation, existence and good standing of the applicable mortgagor, and such other customary matters as may be reasonably requested by Agent, (f) no later than three (3) Business Days (or such later date as Agent may agree in its sole discretion) prior to the delivery of the Mortgage, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System): (A) a completed standard flood hazard determination form and (B) if the improvement(s) to the improved real property is located in a special flood hazard area, a notification to Agent (“Borrower Notice”) and, if applicable, notification to Agent that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, documentation evidencing Agent’s receipt of the Borrower Notice and (C) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, Agent’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to Agent, (g) at the Borrowers’ sole cost and expense, Phase I environmental site assessment reports prepared in accordance with the current ASTM E1527 standard (“Phase Is”) (to the extent not already provided) and reliance letters for such Phase Is (if such Phase Is were not performed on behalf of, or addressed to, Agent), which Phase Is and reliance letters shall be in form and substance reasonably acceptable to Agent and any other environmental information, assessments or reports as Agent shall reasonably request and, to the extent such Phase I identified conditions that are in violation of, or require sampling under, Environmental Laws, such other environmental assessments (“Phase IIs”) as Agent may reasonably require, (h) an environmental indemnity agreement from the Borrowers in form and substance reasonably satisfactory to Agent, and (i) such other agreements, instruments and documents (including, without limitation, guarantees, subordination or pari passu confirmations, consulting engineer’s reports and lien searches) as Agent shall reasonably require, and with respect to each Mortgage for any property located outside the United States, equivalent documents available in the applicable jurisdiction and required by Agent.
Notwithstanding any provision of any Financing Document to the contrary, if any mortgage recording tax or similar tax or charge is owed on the entire amount of the Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Law, the amount of such mortgage recording tax or similar tax or charge shall be calculated based on the lesser of (x) the maximum aggregate principal amount of the Obligations and (y) a multiple (not to exceed 125%) of the fair market value of the applicable Mortgaged Property at the time the Mortgage is entered into and determined in an amount and manner reasonably acceptable to the Agent, which in the case of clause (y) will result in a limitation of the Obligations secured by the Mortgage to such amount.
“Reference Time” means approximately a time substantially consistent with market practice two (2) SOFR Business Days prior to the first day of each calendar month. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.
“Registered Intellectual Property” means any U.S. patent, registered trademark or service mark, registered copyright, registered mask work, or any pending application for any of the foregoing (but in each case excluding, in any event, provisional patent filings).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Rent Reserve” means a reserve (if any) established by Agent in respect of each location at which Eligible Inventory of a Credit Party is located that is not subject to a satisfactory (in Agent’s Permitted Discretion) landlord waiver or bailee letter (in an initial amount, as of the Closing Date, equal to the sum (as determined by Agent in its Permitted Discretion) of (i) three (3) months’ rent, charges or fees), as applicable, and (ii) any accrued and overdue balances of rent, charges or fees payable to any landlord, bailee, warehouseman or similar service provider, as applicable, in each case, as adjusted from time to time by Agent in its Permitted Discretion (and absent the occurrence and continuance of an Event of Default, upon not less than two (2) Business Days’ prior written notice to Borrower Representative).
“Required Lenders” means at any time Lenders holding (a) fifty percent (50%) or more of the Revolving Loan Commitment, or (b) if the Revolving Loan Commitment has been terminated, fifty percent (50%) or more of the then aggregate outstanding principal balance of the Loans.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the Chief Executive Officer, President, Chief Accounting Officer or any other officer of the applicable Credit Party reasonably acceptable to Agent.
“Restricted Subsidiary” means (a) each of the CTB Borrowers (b) Fluxsorb Technologies, LLC (the “Inactive Subsidiary”) until such entity is either dissolved or joined as a Credit Party in accordance with Section 7.4, (c) Arq UK Management Ltd., a private limited company incorporated under the laws of England and Wales, (d) Arq International Ltd., a private limited company incorporated under the laws of England and Wales, (e) Arq IP Limited, a private limited company incorporated under the laws of England and Wales, (f) ADA Analytics Israel Ltd., a private company incorporated under the laws of Israel, (g) any other Foreign Subsidiary or Foreign Stock Holding Company, and (h) any other Restricted Subsidiary with respect to which, as agreed in writing by Agent and Borrower Representative (each acting reasonably), the burden or cost of providing a Guarantee of the Obligations outweighs, or would be excessive in light of, the practical benefits afforded thereby; provided, that no Subsidiary that becomes a Credit Party pursuant to Section 4.11(d) or Section 4.11(e) shall be a “Restricted Subsidiary” for purposes of this Agreement or the other Financing Documents.
“Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of Zero Dollars ($0) (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of Zero Dollars ($0)).
“Revolving Loan Availability” means, at any time, the Revolving Loan Limit minus the Revolving Loan Outstandings.
“Revolving Loan Borrowing” means a borrowing of a Revolving Loan.
“Revolving Loan Commitment” means, as of any date of determination, the aggregate Revolving Loan Commitment Amounts of all Lenders as of such date.
“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan

Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be $0), as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party. For the avoidance of doubt, the aggregate Revolving Loan Commitment Amount of all Lenders on the Closing Date shall be $30,000,000.
“Revolving Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.
“Revolving Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the amount of such Lender’s Revolving Loan Outstandings on such date divided by the aggregate Revolving Loan Outstandings of all Lenders on such date.
“Revolving Loan Limit” means, at any time, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base.
“Revolving Loan Outstandings” means, at any time of calculation, (a)  the then existing aggregate outstanding principal amount of Revolving Loans, and (b) when used with reference to any single Lender, the then existing outstanding principal amount of Revolving Loans advanced by such Lender.
“Revolving Loans” has the meaning set forth in Section 2.1(b).
“Sanctioned Country” means any country or territory that is itself subject to comprehensive sanctions maintained by OFAC including at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions.
“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.6.
“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Credit Party.
“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any applicable Credit Party and each securities intermediary in which such Credit Party maintains a Securities Account pursuant to which Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account.
“Security Document” means this Agreement, the Pledge Agreement, the IP Security Agreement, the Mortgages, and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“SMCRA” means the Surface Mining Control and Reclamation Act, 30 U.S.C. §1201 et seq., as the same may be amended from time to time.
“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.
“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Agent in its reasonable discretion).
“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.
“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“SOFR Interest Rate” means, with respect to each day during which interest accrues on a Loan, the rate per annum (expressed as a percentage) equal to (a) Term SOFR for the applicable Interest Period for such day; or (b) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 2.2(o), such Benchmark Replacement for such day. Notwithstanding the foregoing, the SOFR Interest Rate shall not at any time be less than the Floor.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its debts and liabilities (including subordinated and Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
“Specified Equity Contribution” has the meaning set forth in Section 6.4.
“Specified Event of Default” means an Event of Default arising pursuant to (w) Section 10.1(a)(i), (x) Section 10.1(a)(iii) (but only with respect to an Event of Default arising from a breach of Section 4.1(h) (and such breach of Section 4.1(h) is not remedied or waived by Agent within five (5) Business Days) or Article 6), (y) Section 10.1(e), or (z) Section 10.1(f).
“Stated Rate” has the meaning set forth in Section 2.7.
“Subordinated Debt” means any Debt of Credit Parties incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion, provided, that in each case the applicable Subordinated Debt remains subject to a Subordination Agreement. As of the Closing Date, there is no Subordinated Debt.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.
“Subordination Agreement” means each agreement between Agent and another creditor of Credit Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Credit Party and/or the Liens securing such Debt granted by any Credit Party to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.
“Subsidiary” means, with respect to any Person, (a) any corporation (or any foreign equivalent thereof) of which an aggregate of more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company (or any foreign equivalents thereof) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Credit Party. For the avoidance of doubt, as of the Closing Date, Tinuum Group JV, Tinuum Services JV are not “Subsidiaries” for purpose of the Financing Documents.
“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than one (1) year (or such earlier date as Agent may agree in its reasonable discretion) prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty (20) days (or such earlier date as Agent may agree in its sole discretion) prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to Agent) to Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (v) sufficient for the Title Company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements of the type required by clause (a)(iv)(B) of the definition of Real Estate Collateral Requirements and (vi) otherwise reasonably acceptable to Agent.
“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by a Credit Party to provide protection against fluctuations in interest or currency exchange rates.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Synthetic Lease Obligations” means, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, and (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period and (b) the Floor. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.2(o), in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such Benchmark Replacement.
“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) any date on which the maturity of the Loans is accelerated pursuant to Section 10.2, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.12(b) (unless revoked in accordance with such Section).
“Tinuum Group JV” means Tinuum Group, LLC, a limited liability company joint venture, formed under the laws of Colorado.
“Tinuum Services JV” means Tinuum Services, LLC, a limited liability company joint venture, formed under the laws of Colorado.
“Total Debt” means, without duplication, an amount equal to the total aggregate principal amount of Debt of the Credit Parties and their Subsidiaries of the types described in clauses (a), (b), (c), (d), (e), (f) and (g) of the definition of “Debt”.
“Total Leverage Ratio” means, for any Defined Period, the ratio of (a) Total Debt as the last day of such Defined Period to (b) EBITDA of the Credit Parties and their Subsidiaries for such Defined Period.
“Transload Locations” means the transload and similar locations set forth on Schedule 1.1 as of the Closing Date, as such schedule may be supplemented in writing from time to time by Borrower Representative with Agent’s written consent (such consent to be given or withheld in Agent’s Permitted Discretion).
“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential

Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.
“Unused Revolving Commitments” means, on any day, (a) the Revolving Loan Commitments minus (b) the Revolving Loan Outstandings.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.8(c)(i).
“Withholding Agent” means each Credit Party or Agent.
“Work-In-Process” means Inventory that is not a product that is finished and approved by a Borrower in accordance with applicable Laws and such Borrower’s normal business practices for release and delivery to customers.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Credit Party and its Consolidated Subsidiaries delivered to Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein, and the effects of FASB ASC 825 and FASB ASC 470-20 shall be disregarded. Any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect prior to giving effect to FASB Accounting Standards Update No. 2016-02, Leases, shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
Section 1.3Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or analogous term, will be construed to also mean a division of or by a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable. Any series of limited liability company shall be considered a separate Person.
Section 1.4Settlement and Funding Mechanics. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.
Section 1.5Time is of the Essence. Time is of the essence in Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.
Section 1.6Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).
ARTICLE 2 - LOANS
Section 2.1Loans.
(a)[Reserved].
(b)Revolving Loans.
(i)Revolving Loans and Borrowings. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make loans to Borrowers from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrowers hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Borrowers shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing, such Notice of Borrowing to be delivered before 1:00 p.m. (Eastern time) two (2) Business Days (or such shorter period as Agent may agree in its discretion) prior to the date of such proposed borrowing. Each Borrower and each Revolving Lender hereby authorizes Agent to make Revolving Loans on behalf of Revolving Lenders, at any time in its sole discretion, to pay principal owing in respect of the Loans and interest, fees, expenses and other charges payable by any Credit Party from time to time arising under this Agreement or any other Financing Document. The Borrowing Base shall be determined by Agent based on the most recent Borrowing Base Certificate delivered to Agent in accordance with this Agreement and such other information as may be available to Agent. Without limiting any other rights and remedies of Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Agent’s continuing right to withhold reserves from the Borrowing Base or Revolving Loan Limit, and to increase and decrease such reserves from time to time, if and to the extent that in Agent’s Permitted Discretion, such reserves are necessary; provided that absent the occurrence and continuance of an Event of Default, Agent shall provide Borrower Representative with two (2) Business Days’ prior written notice of the institution of a new reserve or increase of existing reserves by Agent.
(ii)Mandatory Revolving Loan Repayments and Prepayments    .
(A)The Revolving Loan Commitment shall terminate on the Termination Date. On such Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid Obligations pertaining thereto incurred to, but excluding the Termination Date; provided, however, that such payment is made not later than 12:00 Noon (Eastern time) on the Termination Date.
(B)If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit (any such event, an “Overadvance”), then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans in an aggregate amount equal to such excess; provided, that, if such Overadvance is the direct result of the establishment of a reserve that was not previously notified to Borrower Representative, then the required repayment shall instead by required to be paid by Borrowers within two (2) Business Days following Borrower Representative’s receipt of notice of such reserve.
(C)Principal payable on account of Revolving Loans shall be payable by Borrowers to Agent (I) promptly (and in any event within one Business Day) upon the receipt by any Borrower or Agent of any payments on or proceeds from any of the Accounts, to the extent of such payments or proceeds, as further described in Section 2.11 below, and (II) in full on the Termination Date.
(D)unless Agent shall otherwise consent in writing, upon receipt by any Credit Party of any proceeds from any Specified Equity Contribution, Borrowers shall repay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the net cash proceeds of such Specified Equity Contribution or if the aggregate outstanding principal amount of the Revolving Loans is less than the net cash proceeds so received, Borrowers shall only be required to repay such lesser amount as would reduce the outstanding principal amount of the Revolving Loans to $0.

(iii)Optional Prepayments. Borrowers may from time to time prepay the Revolving Loans in whole or in part. For the avoidance of doubt, nothing in this clause shall permit the termination or reduction of the Revolving Loan Commitment by the Borrower other than in accordance with Section 2.12.
Section 2.2Interest, Interest Calculations and Certain Fees.
(a)Interest.
(i)From and following the Closing Date, except as expressly set forth in this Agreement, Loans and the other Obligations shall bear interest at the sum of the SOFR Interest Rate plus the Applicable Margin. Interest on the Loans shall be paid monthly in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on all other Obligations shall be payable within five (5) Business Days of written and invoiced demand or, following an Acceleration Event, upon demand.
(ii)In the event one or more of the following events occurs with respect to Term SOFR: (a) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; (b) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the SOFR Administrator, or a court or an entity with similar insolvency or resolution authority, which states that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; or (c) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator announcing that Term SOFR for a 1-month period is no longer, or as of a specified future date will no longer be, representative and Agent has provided Borrower Representative with notice of the same, any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loan at the end of the applicable Interest Period.
(iii) In connection with Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. Agent will promptly notify Borrower Representative and the Lenders of the effectiveness of any Conforming Changes.
(b)Unused Line Fee. From and following the Closing Date until the termination of this Agreement in accordance with Section 2.12, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Limit during the preceding month minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) one half of one percent (0.50%) per annum. The unused line fee shall be paid monthly in arrears on the first day of each month and shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.
(c)Minimum Balance Fee. Following the Closing Date until the termination of this Agreement in accordance with Section 2.12, on the first day of each month, the Borrowers agree to pay to Agent, for the ratable benefit of all Lenders, the sum of the Minimum Balance Fees due for the prior month. The Minimum Balance Fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.
(d)Collateral Fee. From and following the Closing Date until the termination of this Agreement in accordance with Section 2.12, on the first day of each month, Borrowers shall pay Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to the product obtained by multiplying (i) the greater of (A) the average end-of-day principal balance of Revolving Loan Outstandings during the immediately preceding month and (B) the Minimum Balance, by (ii) one quarter of one percent (0.25%) per annum. The collateral management fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.
(e)[Reserved].
(f)Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate or are permanently reduced for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or the automatic termination of the Revolving Loan Commitments (including any automatic termination due to the occurrence of an Event of Default described in Section 10.1(f) or otherwise)) prior to the Maturity Date, Borrowers shall pay to Agent, on the date of such termination or reduction, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment so terminated or reduced by the following applicable percentage amount: (w) two percent (2.00%) for the first year following the Closing Date, (x) one percent (1.00%) for the second year following the Closing Date, and (y) one half of one percent (0.50%) for the third year following the Closing Date, and (z) zero percent (0.00%) thereafter. The fee payable pursuant to this paragraph shall not apply to or be assessed upon any permanent reduction and termination of the Revolving Loan Commitment by Borrowers due to the Revolving Loan Commitments being permanently reduced and terminated as a result of a refinancing of the Revolving Loan Commitments in full prior to the Maturity Date by Agent or an Affiliate of Agent. All fees payable pursuant to this paragraph shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.
(g)[Reserved].
(h)[Reserved].
(i)Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable and documented fees and expenses in connection with audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable after such audit or inspection has occurred on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof (in any event upon no less than five (5) Business Days’ notice or following an Acceleration Event, on demand) to Borrowers, in each case, subject to the limitations set forth in Section 4.6 (in the case of audits and field examinations) and Section 4.14(d) (in the case of valuations or appraisals of the Collateral).

(j)Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, within five (5) Business Days of written demand or following an Acceleration Event on demand, fees for incoming and outgoing wires made for the account of Borrowers, such fees to be based on Agent’s then current wire fee schedule (available upon written request of the Borrowers).
(k)[Reserved].
(l)Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.
(m)Automated Clearing House Payments. If Agent (or its designated servicer or trustee on behalf of a securitization vehicle) so elects, monthly payments of principal, interest, fees, expenses or any other amounts due and owing from Borrower to Agent hereunder shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.
(n)Fee Letter. In addition to the other fees set forth herein, the Borrowers agree to pay to Agent or Lenders, as applicable, the fees set forth in each Fee Letter (if any).
(o)Benchmark Replacement Setting; Conforming Changes.
(i)Upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection thereto from Lenders comprising the Required Lenders. No such replacement will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. Agent will promptly notify Borrower Representative and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes.
(ii)Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time, (a) if the then-current Benchmark is a term rate (including Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Agent will promptly notify Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section.
(iii)Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.
Section 2.3Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Revolving Loan Commitment Amount.
Section 2.4[Reserved].
Section 2.5[Reserved].
Section 2.6General Provisions Regarding Payment; Loan Account.
(a)All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account at or after 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.
(b)Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement), and in any case shall provide Borrowers with such monthly statement regarding the Loan Account promptly upon request. Unless any Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.
Section 2.7Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
Section 2.8Taxes; Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality.
(a)All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future Taxes, except as required by applicable Law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Borrowers shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required (including, without limitation, such withholdings and deductions applicable to additional sums payable under this Section 2.8). After payment of any Tax by a Borrower to a Governmental Authority pursuant to this Section 2.8, such Borrower shall promptly forward to Agent the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation satisfactory to Agent evidencing such payment to such authority. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(b)The Borrowers shall indemnify Agent and Lenders, within ten (10) days after demand thereof, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) payable or paid by Agent or any Lender or required to be withheld or deducted from a payment to Agent or any Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Financing Document shall deliver to Borrower Representative and Agent, at the time or times prescribed by applicable Law or reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(e) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall, to the extent permitted by Law, execute and deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Financing Document, two (2) properly completed and executed originals of United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Documents, two (2) properly completed and executed originals of IRS Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) two (2) executed originals of IRS Form W-8ECI (or successor form); (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed originals of IRS Forms W-8BEN or W-8BEN-E (or successor form); (D) to the extent a Foreign Lender is not the beneficial owner, two (2) executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; or (E) other applicable forms, certificates or documents prescribed by the IRS. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so. In addition, to the extent permitted by applicable Law, such forms shall be delivered by each Foreign Lender upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify Borrower Representative at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
(ii)Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall, to the extent permitted by Law, provide to Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), a properly completed and executed IRS Form W-9 or any successor form certifying as to such Lender’s entitlement to an exemption from U.S. backup withholding and other applicable forms, certificates or documents prescribed by the IRS or reasonably requested by Borrower Representative or Agent. Each such Lender shall promptly notify Borrowers at any time it determines that any certificate previously delivered to Borrower Representative (or any other form of certification adopted by the U.S. governmental authorities for such purposes) is no longer valid.
(iii)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or Agent to determine the withholding or deduction required to be made.
(d)If any Lender determines, in its reasonable discretion, that it has received a refund in respect of any Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), then it shall promptly pay an amount equal to such refund to Borrowers, net of all reasonable out-of-pocket expenses of such Lender or of Agent with respect thereto, including any Taxes; provided, however, that Borrowers, upon the written request of such Lender or Agent, agree to repay any amount paid over to Borrowers to such Lender or to Agent (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or Agent is required, for any reason, to disgorge or otherwise repay such refund. Notwithstanding anything to the contrary in this Section 2.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this

Section 2.8(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)If a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.17 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this paragraph (f).
(g)If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.
(h)If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law after the Closing Date shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject such Lender to any tax of any kind whatsoever with respect to this Agreement, or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes and other Taxes covered by this Section 2.8); or (iii) impose on any Lender any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, within thirty (30) days of demand by such Lender (which demand shall be accompanied by a certificate setting forth (x) the basis for such demand, and (y) a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(i)If any Lender requests compensation under any of the clauses in this Section 2.8, or requires Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 11.17) to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender (as determined in its good faith discretion). Without limitation of the provisions of Section 13.14, each Borrower hereby agrees to pay all reasonable and documented, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(j)Subject to Section 2.2(o), if Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice, any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.
(k)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Agent), any obligation of such Lender to make SOFR Loans shall be suspended, in each case until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, all SOFR Loans shall become Base Rate Loans. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.
(l)Each party’s obligations under this Section 2.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.
Section 2.9Appointment of Borrower Representative.
(a)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing and Borrowing Base Certificates, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Financing Documents. Agent and Lenders may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
(b)Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.9. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower, shall be remitted or issued to or for the account of such Borrower.
(c)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Documents.
(d)Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.
(e)No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Financing Documents, and the retiring or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

Section 2.10Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.
(a)Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall (except as otherwise expressly provided herein) be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.
(b)Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
(c)Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of all Borrowers, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) following the occurrence and during the continuance of an Event of Default, take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) following the occurrence and during the continuance of an Event of Default, apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) following the occurrence and during the continuance of an Event of Default, settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner provided for in the Financing Documents or applicable Law, all guarantor and surety defenses being hereby waived by each Borrower. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of any other Borrower.
(d)Each Borrower hereby agrees that, except as hereinafter provided, the Obligations are unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.
(e)Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided, further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full (other than inchoate indemnification obligations for which no claim has yet been made), no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.10(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full (other than inchoate indemnification obligations for which no claim has yet been made), and no Borrower shall exercise any right or remedy with respect to this Section 2.10(e) until the Obligations have been indefeasibly paid and satisfied in full (other than inchoate indemnification obligations for which no claim has yet been made). As used in this Section 2.10(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.10(e), the term “Deficiency Amount” means any amount that is less than the entire amount a

Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to Zero Dollars ($0) through contributions and reimbursements made under the terms of this Section 2.10(e) or otherwise.
Section 2.11Collections and Lockbox Account.
(a)Borrowers shall maintain a lockbox (the “Lockbox”) with a United States depository institution reasonably acceptable to Agent (it being agreed that Bank of Oklahoma is reasonably acceptable to Agent) (the “Lockbox Bank”), subject to the provisions of this Agreement (including Section 7.4), and, subject to Section 7.4, shall execute with the Lockbox Bank a Deposit Account Control Agreement and such other agreements related to such Lockbox as Agent may reasonably require. Borrowers shall ensure that all collections of Accounts and proceeds of other Borrowing Base Collateral are paid directly from Account Debtors (i) into the Lockbox for deposit into the Lockbox Account and/or (ii) directly into the Lockbox Account; provided, however; unless Agent shall otherwise direct by written notice to Borrowers, Borrowers shall be permitted to cause Account Debtors who are individuals to pay Accounts directly to Borrowers, which Borrowers shall then administer and apply in the manner required below. At all times following the earlier of (x) the date Borrowers satisfy the requirements specified in paragraph 4 of Schedule 7.4 and (y) the expiration of the post-closing period specified in paragraph 4 of Schedule 7.4 (the “Lockbox Account Activation Date”), all funds deposited into a Lockbox Account shall be transferred into the Payment Account by the close of each Business Day.
(b)Notwithstanding anything in any lockbox agreement or Deposit Account Control Agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox, the Lockbox Account, and that Agent shall have no liability therefor. Borrowers hereby indemnify and agree to hold Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable and documented out-of-pocket attorneys’ fees and expenses, arising from or relating to actions of Agent or the Lockbox Bank pursuant to this Section or any lockbox agreement or Deposit Account Control Agreement or similar agreement, except to the extent of such liabilities, claims, losses and demands arising directly from Agent’s gross negligence or willful misconduct.
(c)Agent shall apply, on a daily basis, all funds transferred into the Payment Account pursuant to this Section 2.11 to reduce the outstanding Revolving Loans in such order of application as Agent shall elect. If as the result of collections of Accounts pursuant to the terms and conditions of this Section, a credit balance exists with respect to the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but Agent shall transfer such funds into an account designated by Borrower Representative for so long as no Event of Default exists.
(d)To the extent that any collections of Accounts or proceeds of other Borrowing Base Collateral are not sent directly to the Lockbox or Lockbox Account but are received by any Borrower, such collections shall be held in trust for the benefit of Agent pursuant to an express trust created hereby and promptly (and in any event within one Business Day) remitted, in the form received, to applicable Lockbox or Lockbox Account. At all times following the Lockbox Account Activation Date, no such funds received by any Borrower shall be commingled with other funds of the Borrowers.
(e)Borrowers acknowledge and agree that compliance with the terms of this Section is essential, and that Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if any Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox or Lockbox Accounts or if any Borrower fails to promptly deposit collections of Accounts or proceeds of other Borrowing Base Collateral in the Lockbox Account as herein required. Accordingly, in addition to all other rights and remedies of Agent and Lenders hereunder, Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.
(f)At all times following the Lockbox Account Activation Date, Borrowers shall not, and Borrowers shall not suffer or permit any Credit Party to, (i) withdraw any amounts from any Lockbox Account, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Accounts, or (iii) send to or deposit in any Lockbox Account any funds other than payments made with respect to and proceeds of Accounts or other Borrowing Base Collateral. Borrowers shall, and shall cause each Credit Party to, cooperate with Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the Lockbox Accounts.
(g)If any Borrower breaches its obligation to direct payments of the proceeds of the Borrowing Base Collateral to the Lockbox Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers, may, by the signature or other act of any of Agent’s authorized representatives (without requiring any of them to do so), direct any Account Debtor to pay proceeds of the Borrowing Base Collateral to Borrowers by directing payment to the Lockbox Account.
(h)Nothing in this Section 2.11 shall be deemed to limit any of Agent or Lenders remedies following an Event of Default under this Agreement, any Deposit Account Control Agreement or any other Financing Document or under applicable Law.
Section 2.12Termination; Restriction on Termination.
(a)Termination by Lenders. In addition to the rights set forth in Section 10.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.
(b)Termination by Borrowers. Upon at least five (5) Business Days’ prior written notice (or such lesser period as is acceptable to Agent) and pursuant to payoff documentation in form and substance reasonably satisfactory to Agent, Borrowers may, at their option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrowers have (i) paid all of the Obligations (other than contingent indemnification obligations for which no claim has been made) in cash, in full and in immediately available funds, and (ii) complied with Section 2.12(c), the other terms of this Agreement and the terms of any Fee Letter. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans on or after the termination date stated in such notice; provided that any such notice may be conditioned upon the occurrence of another transaction and, if such condition is not satisfied on or prior to the date specified in such notice, may be revoked by the Borrower Representative. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.
(c)Effectiveness of Termination. All of the Obligations (other than contingent indemnification obligations for which no claim has been made) shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination, in each case, until all Obligations (other than contingent indemnification obligations for which no claim has been made) have been discharged or paid, in full, in immediately available funds, including, without limitation, Obligations under Section 2.2 and the terms of any Fee Letter resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage. Upon the payment in full, in cash in immediately available funds, of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of the Revolving Loan Commitments, as Borrower Representative may reasonably request, Agent shall, at Borrower’s sole cost and expense, execute and deliver such documents evidencing the release and termination of the security interest in the Collateral granted under this Agreement and the other Financing Documents pursuant to and in accordance with the terms of any applicable payoff documentation and take such other actions as the Borrower Representative may reasonably request to evidence such termination or release.
(d)Partial Reduction of Revolving Loan Commitments by Borrower. The Borrower Representative may, upon at least five (5) Business Days’ prior written notice to the Agent, terminate the Unused Revolving Commitments, or from time to time permanently reduce the Unused Revolving Commitments, in each case, subject to any fees owed in connection therewith (including pursuant to Section 2.2(f)); provided that (i) any such partial reduction shall be in an aggregate amount of $1,000,000, or any whole multiple of $1,000,000 in excess thereof, (ii) the amount of any such partial reduction shall not exceed $5,000,000 in the aggregate, and (iii) the Borrower Representative shall not terminate or reduce the Unused Revolving Commitments, if, after giving effect thereto, the Revolving Loan Outstandings exceed the Revolving Loan Limit.
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender, that:
Section 3.1Existence and Power. Each Credit Party (a) is an entity as specified on Schedule 3.1, (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization specified on Schedule 3.1, (c) has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, (d) has all powers to own its assets and has powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such powers or Permits would not reasonably be expected to result in a Material Adverse Effect, and (e) is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except in the case of this clause (e), where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (x) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (y) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.
Section 3.2Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further action by or in respect of, or filing with, any Governmental Authority other than (i) recordings, filings and other perfection actions in connection with the Liens granted to Agent under this Agreement or any Security Document, (ii) those obtained or made on or prior to the Closing Date and (iii) filings and actions in connection with any exercise of remedies hereunder and (d) do not violate, conflict with or cause a breach or a default under (i) any Law applicable to any Credit Party, (ii) any of the Organizational Documents of any Credit Party, or (iii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as would not, with respect to this clause (iii), reasonably be expected to have a Material Adverse Effect.
Section 3.3Binding Effect. Each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Each Financing Document that is required to be executed and delivered by any Credit Party has been duly executed and delivered by each Credit Party party thereto.
Section 3.4Capitalization. The issued and outstanding equity securities of each of the Credit Parties (other than Arq) as of the Closing Date are as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties (other than Arq) are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and other Permitted Liens, and such equity securities were issued in material compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties (other than Arq) and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties (other than Arq) as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other Equity Interests of any Credit Party (other than Arq), other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party (other than Arq) of any equity securities of any such entity.
Section 3.5Financial Information. All written information delivered to Agent and pertaining to the financial condition of any Credit Party (other than (i) projections, forecasts, financial estimates and other forward-looking information and/or other projected information and (ii) information of a general economic or industry-specific nature provided (collectively, “Projections”)) fairly in all material respects presents the financial position of such Credit Party as of such date and for such period then ended in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since December 31, 2023, nothing has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 3.6Litigation. Except as disclosed in the reports, schedules, forms, statements and other documents required to be filed by Arq under the Securities and Exchange Act of 1934, as amended, that are filed by Arq as and when required by the Securities and Exchange Act of 1934, as amended, (such reports, schedules, forms, statements and other documents, collectively, the “SEC Reports”) or, if not so disclosed in the SEC Reports, as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Agent in writing, there is no Litigation pending against, or to such Credit Party’s knowledge threatened in writing against or affecting, any Credit Party or any of their Subsidiaries, which, if adversely determined, would reasonably be expected to result in any judgment or liability of more than Two Million Dollars ($2,000,000). There is no Litigation pending which would, if adversely determined, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.
Section 3.7Ownership of Property. Each Credit Party and each of its Subsidiaries is the lawful sole owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties, accounts and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, subject only to Permitted Liens, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 3.8No Default. No Event of Default, or to such Credit Party’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default would reasonably be expected to result in a Material Adverse Effect.
Section 3.9Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Credit Party’s knowledge, threatened in writing against any Credit Party, which would reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of the Credit Parties have been in compliance with the Fair Labor Standards Act and any other applicable Law dealing with such matters, except as would not reasonably be expected to have a Material Adverse Effect. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound, which would reasonably be expected to have a Material Adverse Effect.
Section 3.10Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.
Section 3.11Margin Regulations.
(a)The Credit Parties and their Subsidiaries do not own or hold any Margin Stock.
(b)None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
Section 3.12Compliance With Laws; Anti-Terrorism Laws.
(a)Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.
(b)None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit

Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services directly or indirectly to or for the benefit of any Blocked Person or Sanctioned Country, or (B) deals in, or otherwise engages in any transaction directly or indirectly relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
Section 3.13Taxes. All federal income tax returns, reports and statements, all state and local income and franchise tax returns, reports and statements and all other material federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed (taking into account applicable extensions) and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.
Section 3.14Compliance with ERISA.
(a)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.
(b)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Credit Party and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code and no event has occurred that would give rise to a Lien under Section 4068 of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15Brokers. Except for fees payable to Agent and/or Lenders and fees paid in full on the Closing Date (or if later, on the earlier of (x) the date that is thirty (30) days after the Closing Date (or such later date as Agent may agree in its sole discretion) and (y) the date when such fees, commissions or other expenses are due), no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. Except for fees payable to Agent and/or Lenders, no finder’s or brokerage fees, commissions or other expenses are due on the Closing Date, and no Credit Party is past due on its obligation to pay any finder’s or brokerage fees, commissions or other expenses. Credit Parties agree to indemnify Agent and each Lender and hold each harmless from and against any claim, demand or liability for broker’s, finder’s or any other intermediary’s fees, commissions or expenses, whether or not payable by a Credit Party, alleged to have been incurred in connection with such transactions.
Section 3.16[Reserved].
Section 3.17Material Contracts. Except for the Financing Documents, the CTB Loan Documents and the other agreements set forth on Schedule 3.17, as of the Closing Date there are no Material Contracts. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).
Section 3.18Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.18:
(a)no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Credit Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials, in each case except where the failure to obtain such document would not reasonably be expected to have a Material Adverse Effect; and
(b)no property now owned or leased by any Credit Party and, to the knowledge of each Credit Party, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials in violation of applicable Law, is listed or, to such Credit Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Credit Party, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA, which claims would reasonably be expected to have a Material Adverse Effect.
For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.
Section 3.19Intellectual Property. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Closing Date which is issued, registered or for which application for registration is pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all material licenses (other than in-bound licenses of or off-the-shelf software commercially available to the public and licenses obtained through the purchase or lease of equipment in the Ordinary Course of Business) under which any Credit Party is the licensee of any such Registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 3.19. Such Schedule 3.19 indicates in each case whether such Registered Intellectual Property (or application therefor) is owned or licensed by such Credit Party, and in the case of any such licensed Registered Intellectual Property (or application therefor), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.19, the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such Registered Intellectual Property (or application therefor) purported to be owned by such Credit Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All Registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Credit Party is party to, nor bound by, any material license or other agreement with respect to which any Credit Party is the licensee that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement or other property, which prohibition or restriction is not rendered unenforceable under Section 9-408 of the UCC. To such Credit Party’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or written claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement would reasonably be expected to have a Material Adverse Effect.
Section 3.20Solvency. After giving effect to the Loan advance and the liabilities and obligations of each Credit Party under the Financing Documents, the Credit Parties, on a consolidated basis, are Solvent.
Section 3.21Full Disclosure. None of the written information (financial or otherwise) (other than Projections) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, when furnished and when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made. All Projections delivered to Agent and the Lenders by Credit Parties (or their agents) have been prepared on the basis of the assumptions stated therein. Such Projections represent each Credit Party’s best good faith estimate of such Credit Party’s future financial performance and such assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions, in each case as of the date thereof; provided, however, that Credit Parties can give no assurance that such Projections will be attained. Agent and each Lender acknowledges and agrees that all financial performance Projections delivered to Agent represent Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by Credit Parties to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, that the Credit Parties give no assurance that such Projections will be attained, and that the actual results during the period or periods covered by such Projections may differ significantly from the projected results and such differences may be material.
Section 3.22Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Financing Documents ranks and shall continue to rank at least senior in priority of payment to all Debt that is contractually subordinated to the Obligations of each such Person under this Agreement and is designated as “Senior Indebtedness” (or an equivalent term) under all instruments and documents, now or in the future, relating to all Debt that is contractually subordinated to the Obligations under this Agreement of each such Person.
Section 3.23Subsidiaries. Credit Parties and their Subsidiaries do not own any stock, partnership interests, limited liability company interests or other equity securities or Subsidiaries except for Permitted Investments.
Section 3.24Borrowing Base Collateral.
(a)As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is, as of the date of such Borrowing Base Certificate (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the Ordinary Course of Business of the applicable Borrower, (ii) owed to the applicable Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (except as identified on the applicable Borrowing Base Certificate in compliance with the definition of Eligible Account), and (iii) not excluded in full as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Account.
(b)As to each item of Inventory that is identified by the applicable Borrowers as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is, as of the date of such Borrowing Base Certificate (a) of good and merchantable quality, free from known defects, (b) not excluded as ineligible by virtue of one or more of the excluding criteria (set forth in the definition of Eligible Inventory), and (c) otherwise constitutes Eligible Inventory under such definition.
ARTICLE 4 - AFFIRMATIVE COVENANTS
Each Credit Party agrees that:
Section 4.1Financial Statements and Other Reports and Notices. Each Credit Party will deliver to Agent:
(a)as soon as available, but no later than (i) in the case of any month-end that corresponds with a fiscal quarter end, the earlier of (x) five (5) Business Days after the SEC filing deadline for Form 10-Q reports for such fiscal quarter and (y) fifty (50) days after the end of such fiscal quarter and (ii) for any other month, thirty (30) days after the last day of each month, a company prepared consolidated (and, upon Agent’s reasonable request, consolidating) balance sheet, cash flow (provided that statements of cash flow shall be required only on a quarterly basis) and income statement (including year-to-date results) covering Credit Parties’ and their Consolidated Subsidiaries’ consolidated (and, upon Agent’s reasonable request, consolidating) operations during the period, prepared under GAAP (subject to normal year-end adjustment and the absence of footnote disclosures), consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year and the projected figures for such period based upon the projections required hereunder, all in reasonable detail, certified by a Responsible Officer and in a form reasonably acceptable to Agent;

(b)as soon as available, but no later than the earlier of (i) five (5) Business Days after the SEC filing deadline for Form 10-K reports with respect to Credit Party’s fiscal year and (ii) ninety-five (95) days after the last day of Credit Party’s fiscal year, audited consolidated (and upon Agent’s reasonable request consolidating) financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a going concern qualification based solely on (i) the upcoming maturity date of the Debt under this Agreement occurring within 12 months of the date of such audit or (ii) anticipated breach of any financial covenant) on the financial statements from Moss Adams LLP or another independent certified public accounting firm acceptable to Agent in its reasonable discretion;
(c)within five (5) Business Days of delivery or filing thereof, copies of all statements, reports and notices made available to Credit Parties’ security holders and copies of all reports and other filings made by Credit Party with any stock exchange on which any securities of any Credit Party are traded and/or the SEC;
(d)a prompt, but in no event later than when the next Compliance Certificate is required to be delivered, written report of any legal actions pending or threatened in writing against any Credit Party or any of its Subsidiaries that would reasonably be expected to result in damages or costs to any Credit Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more or would otherwise reasonably be expected to result in a Material Adverse Effect;
(e)prompt, but in no event later than when the next Compliance Certificate is required to be delivered after any Responsible Officer of any Credit Party obtains actual knowledge thereof, written notice of an event that materially and adversely affects the value of any material Intellectual Property that constitutes Collateral;
(f)within forty-five (45) days after the start of each fiscal year, projections for the forthcoming fiscal year, on a quarterly basis;
(g)promptly (and in any event within fifteen (15) Business Days of any reasonable written request therefor) such readily available other budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Credit Parties, their business and the Collateral as Agent may from time to time reasonably request;
(h)together with each delivery of financial statements pursuant to clause (a) above, deliver to Agent a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing (i) compliance with the financial covenants set forth in Article 6, as applicable, and (ii) monthly cash and Cash Equivalents of (x) the Credit Parties, taken as a whole, and (y) the Restricted Subsidiaries, taken as a whole, as of the date that is five (5) Business Days prior to the delivery of the applicable Compliance Certificate;
(i)within ten (10) Business Days after the last day of each month, deliver to Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date);
(j)[reserved];
(k)promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act;

(l)promptly, but in any event within ten (10) Business Days, after any Responsible Officer of any Credit Party obtains actual knowledge of the occurrence of any event or change that has resulted or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such event or change, or specifying the notice given or action taken by such holder or Person and the nature of such event or change, and what action the applicable Credit Party or Subsidiary has taken, is taking or proposes to take with respect thereto; and
(m)promptly (but in any event within five (5) Business Days) upon any Borrower becoming aware of the existence of any Default or Event of Default.
Any disclosure, notice or delivery obligations set forth in Section 4.1(a), (b), (c) and (g), may be satisfied with respect to information filed by Arq with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (including Form 10-Q Reports and Form 10-K reports) and shall be deemed to have been delivered on the date on which such items have been made publicly available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”) and Borrower Representative posts such documents, or provides a link thereto, on Borrower Representative’s website on the Internet at Borrower Representative’s website address.
Section 4.2Payment and Performance of Obligations. Each Credit Party (a) will pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, all of their respective obligations and liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to result in a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) without limiting anything contained in the foregoing clause (a), pay all material amounts due and owing in respect of (i) all federal Taxes (including without limitation, payroll and withholdings tax liabilities and all material obligations under the Coal Act and all amounts and fees owed pursuant to the SMCRA) and (ii) all material foreign and state Taxes and other local Taxes (including without limitation, payroll and withholdings tax liabilities), in each case, on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof except for Taxes subject to a Permitted Contest so long as failure to pay or discharge such Taxes could not reasonable be expected to result in a Material Adverse Effect or a Lien against any Collateral, (c) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (d) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect.
Section 4.3Maintenance of Existence. Except as otherwise permitted hereunder, each Credit Party will preserve, renew and keep in full force and effect and in good standing, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing, (a) their respective existence and (b) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless, solely in the case of this clause (b), a failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 4.4Maintenance of Property; Insurance.

(a)Each Credit Party will keep, and will cause each Subsidiary to keep, all property used and necessary in its business in good working order and condition in all material respects, ordinary wear and tear and casualty event excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)Each Credit Party will maintain (i) property insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage, business interruption with extended period of indemnity (for the period of at least twelve (12) months) and indemnity for extra expense, in each case without application of coinsurance, (ii) general liability insurance (including products/completed operations liability coverage), and (iii) such other insurance coverage in each case against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document). All such insurance shall be provided by insurers having an A.M. Best policyholders rating of A- or greater.
(c)On or prior to the Closing Date, and at all times thereafter, each Credit Party will cause Agent to be included as an additional insured, assignee and lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance reasonably acceptable to Agent. Credit Parties shall deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Credit Parties’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (or ten (10) days in the case of nonpayment of premium) after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time full information as to the insurance carried, (iii) within ten (10) Business Days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Credit Party, and (v) prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required.
(d)In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Credit Parties’ expense to protect Agent’s interests in the Collateral upon ten (10) Business Days’ prior notice from Agent to Borrower Representative of such failure, provided that if an Event of Default has occurred and is continuing, Agent may purchase insurance at Credit Parties’ expense pursuant to this Section 4.4(d) without first notifying Borrower Representative. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Credit Parties will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.
Section 4.5Compliance with Laws and Material Contracts. Each Credit Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply would not reasonably be expected to (a) result in a Material Adverse Effect, or (b) result in any Lien (other than Permitted Liens) upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Borrowing Base Collateral.
Section 4.6Inspection of Property, Books and Records. Each Credit Party will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries (in all material respects) shall be made of all dealings and transactions in relation to its business and activities; and will permit, during normal business hours and will cause each Subsidiary to permit, at the sole cost of the applicable Credit Party or any applicable Subsidiary, representatives of Agent (who may be accompanied by any Lender and representatives of any Lenders) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Credit Parties and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired; provided that representatives of the Credit Parties shall be permitted to be present during any discussions with Credit Parties’ independent public accountants. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing, such collateral audits shall not occur more than two (2) times during such fiscal year. In the absence of a Default or an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Credit Party or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Default or any time during which Agent reasonably believes a Default exists. Notwithstanding anything to the contrary herein, neither any Credit Party nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of, or excerpts from, or any discussion of, any document, information, or other matter (i) so long as no Event of Default has occurred and is continuing, that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law or any binding agreement with any third party (so long as such confidentiality obligations were not entered into in contemplation of preventing such disclosure to Agent or any Lender), (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided, Credit Parties shall use commercially reasonable efforts (to the extent permitted) to disclose the requested information without disclosing the information described in the foregoing clauses (i) through (iii).
Section 4.7Use of Proceeds. Borrowers shall use the proceeds of Revolving Loans solely for (a) transaction fees incurred in connection with the Financing Documents and the refinancing in full on the Closing Date of certain existing Debt, (b) to finance growth capital expenditures of Borrowers and their Subsidiaries and (c) for working capital needs and other general organizational purposes of Borrowers and their Subsidiaries. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use. No portion of the proceeds of the Loans will be used, whether directly or, to the knowledge of Borrowers, indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U, or X of the Federal Reserve Board.
Section 4.8[Reserved].
Section 4.9Notices of Material Contracts, Litigation and Defaults.
(a)(i) Credit Parties shall promptly (but in any event within five (5) Business Days) provide written notice to Agent after any Credit Party or Subsidiary receives or delivers any written notice of termination or default (or similar notice) in connection with any Material Contract, and (ii) Credit Parties shall provide, together with the next quarterly Compliance Certificate required to be delivered under this Agreement, written notice to Agent after any Credit Party or Subsidiary (1) executes and delivers any material amendment, consent, waiver or other modification to any Material Contract (other than change orders incurred in the Ordinary Course of Business) or (2) enters into any new Material Contract and shall, upon written request of Agent, promptly provide Agent a copy thereof.
(b)Credit Parties shall promptly (but in any event within five (5) Business Days) provide written notice to Agent (i) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or any other Credit Party which would reasonably be expected to have a Material Adverse Effect or which in any manner calls into question the validity or enforceability of any Financing Document, (ii) [reserved], (iii) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party, in each case, which would reasonably be expected to have a Material Adverse Effect, (iv) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that would, if adversely determined, reasonably be expected to have a Material Adverse Effect, or if there is any written claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property rights of others, which infringement would, if adversely determined, reasonably be expected to have a Material Adverse Effect, and (v) of all returns, recoveries, written disputes and written claims that involve more than $500,000 in the aggregate. Credit Parties represent and warrant that Schedule 4.9 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against any Credit Party as of the Closing Date that would, if adversely determined, reasonably be expected to have a Material Adverse Effect.
Section 4.10Hazardous Materials; Remediation.
(a)If any release or disposal of Hazardous Materials that would reasonably be expected to result in a Material Adverse Effect shall occur or shall have occurred on any real property or any other assets of any Credit Party, such Credit Party will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply in all material respects with all applicable Environmental Laws and to prevent any material loss in the value of such real property or other assets resulting therefrom. Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each other Credit Party to, comply in all material respects with each applicable Environmental Law requiring the performance at any real property by any Credit Party of activities in response to the release or threatened release of a Hazardous Material.
(b)Credit Parties will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.
Section 4.11Further Assurances.
(a)Each Credit Party will, and will cause each Subsidiary to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in writing in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (other than with respect to Excluded Perfection Assets and subject only to Permitted Liens) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof, but excluding Excluded Property), and (ii) unless Agent shall agree otherwise in writing, cause all Subsidiaries of Credit Parties (other than any Restricted Subsidiaries) to be jointly and severally obligated with the other Credit Parties under all covenants and obligations under this Agreement in accordance with this Section 4.11, including the obligation to repay the Obligations. Notwithstanding any provision of this Agreement or any Financing Document, no Credit Party shall be required to take any action (i) that would result in the creation of any Lien or other security interest over any Excluded Collateral or (ii) to create or perfect any Lien under the laws of any foreign jurisdiction with respect to Excluded Perfection Assets.
(b)Upon receipt of an affidavit of an authorized representative of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note (in which event of loss or theft Agent or such Lender, as applicable, shall provide a customary lost note indemnity to Borrowers) or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Credit Parties will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.
(c)Each Credit Party shall provide Agent with at least ten (10) Business Days (or such shorter period as Agent may accept in its sole discretion) prior written notice of the creation (or to the extent permitted under this Agreement, acquisition) a new Subsidiary. Upon the formation (or, to the extent permitted under this Agreement, acquisition) of a new Subsidiary, Credit Parties shall, within thirty (30) days (or such longer period as Agent may accept in its sole discretion) thereof: (i) pledge, have pledged, or cause to be pledged to Agent pursuant to a pledge agreement in form an substance satisfactory to Agent, all of the outstanding Equity Interests of such new Subsidiary owned directly by any Credit Party (except to the extent constituting Excluded Property), along with undated stock or equivalent powers for such certificate, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause the new Subsidiary (other than Restricted Subsidiaries) to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent in order to grant Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property (other than Excluded Property) of such Subsidiary in existence as of such date and in all after acquired property (other than Excluded Property), which first priority Liens (other than in respect of Excluded Perfection Assets and subject to Permitted Liens) are required to be granted pursuant to the Security Documents; (iii) unless Agent shall agree otherwise in writing, cause such new Subsidiary (other than Restricted Subsidiaries) to either (at the election of Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Agent; and (iv) cause the new Subsidiary (other than Restricted Subsidiaries) to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by Agent, in each case, in form and substance reasonably satisfactory to Agent (the requirements set forth in clauses (i) through (iv), collectively, the “Joinder Requirements”).
(d)If, at the end of any Defined Period, EBITDA attributable solely to Restricted Foreign Subsidiaries for such Defined Period is greater than twenty percent (20.0%) of EBITDA of the Credit Parties and their Consolidated Subsidiaries for such Defined Period, then Borrowers shall promptly (and in any event within thirty (30) days (or such longer period as Agent may agree in writing in its discretion) of the date on which the Compliance Certificate was delivered in respect of such Defined Period pursuant to Section 4.1(i)) cause certain Restricted Foreign Subsidiaries designated by Agent, in its reasonable discretion, to become Guarantors in accordance with the Joinder Requirements (as though such designated Subsidiaries were new Subsidiaries and no longer Restricted Subsidiaries) pursuant to documentation (including any foreign law governed documentation, amendments to this Agreement and other documentation as may be necessary or reasonably desirable) reasonably satisfactory to Agent such that, following such joinder, EBITDA attributable solely to the Restricted Foreign Subsidiaries for such Defined Period is less than or equal to twenty percent (20.0%) of EBITDA of the Credit Parties and their Consolidated Subsidiaries for such Defined Period. Following any such joinder, such designated foreign Subsidiaries shall no longer be Restricted Subsidiaries and shall be Credit Parties for all purposes hereunder and under the other Financing Documents and shall not be re-designated as Restricted Subsidiaries.
(e)Upon the termination of (i) the CTB Loan Agreement (unless refinanced pursuant to a Permitted Refinancing or (ii) any Permitted Refinancing thereof (unless further refinanced pursuant to a Permitted Refinancing), and (in each case) the payment in full of the obligations thereunder (other than inchoate indemnification obligations for which no claim has yet been made), Borrowers shall promptly (and in any event within thirty (30) days (or such longer period as Agent may agree in writing in its discretion) of such payoff and termination) upon Agent’s request cause the CTB Borrowers to become Borrowers or Guarantors in accordance with the Joinder Requirements (as though such designated Subsidiaries were new Subsidiaries and no longer Restricted Subsidiaries) pursuant to documentation (including any foreign law governed documentation, amendments to this Agreement and other documentation as may be necessary or reasonably desirable) reasonably satisfactory to Agent. Following any such joinder, each such CTB Borrower shall no longer be a Restricted Subsidiary and shall be a Credit Party for all purposes hereunder and under the other Financing Documents and shall not be re-designated as a Restricted Subsidiary, and any restrictions or other terms that are specific to the CTB Borrowers shall no longer be applicable, so that the CTB Borrowers shall be treated upon the same terms as the other Credit Parties.
Section 4.12[Reserved].
Section 4.13Power of Attorney. Each of the authorized representatives of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each of the Credit Parties (without requiring any of them to act as such) with full power of substitution to do the following, exercisable only after the occurrence and during the continuance of an Event of Default: (a) endorse the name of such Credit Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Credit Party and constitute collections on such Credit Parties’ Accounts; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to such Credit Party to perform the same and such Credit Party has failed to take such action, execute in the name of such Credit Party any schedules, assignments, instruments, documents, and statements that the Credit Parties are obligated to give Agent under this Agreement; (c)  take any action the Credit Parties are required to take under this Agreement; (d) so long as Agent has provided not less than three (3) Business Days’ prior written notice to such Credit Party to perform the same and such Credit Party has failed to take such action, do such other and further acts and deeds in the name of such Credit Party that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e)  do such other and further acts and deeds in the name of the Credit Parties that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.
Section 4.14Borrowing Base Collateral Administration.
(a)All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrowers, at their respective principal offices (or other offices of a Credit Party as to which Borrowers have notified Agent) and shall not be moved from such locations without (i) providing prior written notice to Agent, and (ii) obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned (other than with respect to compliance with Article 9) or delayed.
(b)Borrowers shall provide prompt written notice to each Person who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Agent, upon Borrowers’ failure to send such notices within ten (10) Business Days after the date of this Agreement (or ten (10) Business Days after the Person becomes an Account Debtor), to send any and all similar notices to such Person. Agent reserves the right to notify Account Debtors that Agent has been granted a Lien upon all Accounts.
(c)Borrowers will conduct a physical count of the Inventory at least twice per year and (during a continuing Default or Event of Default) at such other times as Agent requests, and Borrowers shall provide to Agent a written accounting of such physical count in form and substance satisfactory to Agent. Each Borrower will use commercially reasonable efforts to at all times keep its Inventory in good and marketable condition.
(d)Agent shall receive, at Borrowers’ expense, updated appraisals in form and substance reasonably satisfactory to Agent with respect to the Inventory, in each case reporting the current Orderly Liquidation Value of such Inventory and prepared by an appraisal firm satisfactory to Agent; provided, that, so long as no Default or Event of Default has occurred and is continuing, such appraisals shall not occur more than two (2) times during any fiscal year; and provided further that Agent may require such updated appraisals more frequently, at Borrowers’ expense, if any Default or Event of Default has occurred and is continuing under the Financing Documents.
Section 4.15Schedule Updates. The Credit Parties shall, in the event of any information in the Schedule 5.14, Schedule 9.2(b) or Schedule 9.2(d) becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next quarterly Compliance Certificate required to be delivered under this Agreement after such event a proposed update to such Schedule correcting all outdated, inaccurate, incomplete or misleading information. The Credit Parties shall, in the event of any information in the Schedule 3.19 becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement for the month of December after such event a proposed update to such Schedule correcting all outdated, inaccurate, incomplete or misleading information.
Section 4.16Intellectual Property and Licensing.
(a)If Credit Parties obtain any material Registered Intellectual Property (other than Excluded Property or Excluded Perfection Assets), Credit Parties shall reasonably promptly (and in any event together with the Compliance Certificate required to be delivered under this Agreement for the month of December)), notify Agent and promptly execute such documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest (subject to Permitted Liens) in favor of Agent, for the ratable benefit of Lenders, in such material Registered Intellectual Property (other than Excluded Property or Excluded Perfection Assets).
(b)Credit Parties shall use commercially reasonable efforts to cause all material Registered Intellectual Property to be duly and properly registered, filed for registration or issuance, or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Credit Parties shall, and shall cause their Subsidiaries to, use their respective commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its material Registered Intellectual Property, (ii) reasonably promptly advise Agent in writing of material infringements of its owned Registered Intellectual Property, or of a material claim of infringement by Credit Parties of the Intellectual Property rights of others and (iii) not knowingly allow any of Credit Parties’ owned material Registered Intellectual Property to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 4.17Regulatory Covenants. Credit Parties shall have, and each shall ensure that it and each of its Subsidiaries has, each necessary Permit and other material rights from, and have made all necessary declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in all material respects in the ownership, management and operation of the business or the assets of any Credit Party and Subsidiaries thereof and Credit Parties shall take, and cause each of their Subsidiaries to take, such reasonable actions to ensure that no Governmental Authority has taken action to limit, suspend or revoke any such Permit, in each case, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. Credit Parties shall ensure, and cause each of their Subsidiaries to ensure, that all such necessary Permits are valid and in full force and effect and Credit Parties and their Subsidiaries are in material compliance with the terms and conditions of all Permits, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.
ARTICLE 5- NEGATIVE COVENANTS
Each Credit Party agrees that:
Section 5.1Debt; Contingent Obligations.
(a)No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt.

(b)No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.
(c)No Credit Party will, or will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Debt prior to its scheduled date for payment (except (i) with respect to the Obligations permitted under this Agreement, (ii) for Capital Lease obligations and purchase money Debt, (iii) for Subordinated Debt solely to the extent permitted by Section 5.5 and (iv) for the CTB Facility solely as a result of a Permitted Refinancing).
Section 5.2Liens. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.
Section 5.3Distributions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution, except for Permitted Distributions.
Section 5.4Restrictive Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:
(a)enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money Debt and Capital Leases permitted under clause (c) of the definition of Permitted Debt and the CTB Loan Documents, and any Permitted Refinancing thereof) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, to secure the Obligations; or
(b)create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents or the CTB Loan Documents) on the ability of any Subsidiary to: (i) pay or make Distributions to any Credit Party or any Subsidiary; (ii) pay any Debt owed to any Credit Party or any Subsidiary; (iii) make loans or advances to any Credit Party or any Subsidiary; or (iv) transfer any of its property or assets to any Credit Party or any Subsidiary, in each case of clauses (a) and (b), other than the Permitted Restrictions.
Section 5.5Payments and Modifications of Subordinated Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:
(a)declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for payments made in full compliance with and expressly permitted under the applicable Subordination Agreement;
(b)amend or otherwise modify the terms of any Subordinated Debt, except for amendments or modifications made in full compliance with the applicable Subordination Agreement;
(c)declare, pay, make or set aside any amount for payment in respect of any Debt hereinafter incurred that, by its terms, or by separate agreement, is subordinated to the Obligations, except for payments made in full compliance with and expressly permitted under the subordination provisions applicable thereto; or
(d)amend or otherwise modify the terms of any such Debt referred to in clauses (a) through (c) above, if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt in a manner adverse to Agent or Lenders, (ii) accelerate or shorten the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt, (iii) change in a manner adverse to any Credit Party or Agent any event of default or add or make more restrictive any covenant with respect to such Debt, (iv) change the prepayment or redemption provisions of such Debt or any of the defined terms related thereto in a manner adverse to Agent or Lenders, (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof), or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to Credit Parties, any Subsidiaries, Agent or Lenders; provided that nothing in clause (d) above shall prohibit amendment of any Debt to permit its conversion in full into Equity Interests (other than Disqualified Equity Interests) of Arq or issuance of Equity Interests (other than Disqualified Equity Interests) of Arq upon such conversion thereof so long as such conversion would not result in a Change in Control and to the extent otherwise permitted pursuant to the terms of the applicable Subordination Agreement. Credit Parties shall, prior to entering into any such amendment or modification, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy thereof.
Section 5.6Consolidations, Mergers and Sales of Assets. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:
(a) consolidate or merge or amalgamate with or into any other Person, other than (i) consolidations or mergers among Borrowers so long as in any consolidation or merger involving Arq, Arq is the surviving entity, (ii) consolidations or mergers among a Guarantor and a Borrower so long as the Borrower is the surviving entity, (iii) consolidations or mergers among Guarantors, (iv) consolidations or mergers among Subsidiaries that are not Credit Parties (other than any CTB Borrower or any Joint Venture Subsidiary), (iv) consolidations or mergers among CTB Borrowers, (v) so long as no Event of Default has occurred and is continuing, dissolutions or liquidations of any non-Credit Party Subsidiary so long as any assets of such dissolved or liquidated Person are transferred to a Credit Party, (vi) the liquidation or dissolution of the Inactive Subsidiary so long as the assets thereof are transferred to a Credit Party, or (vii) consolidations or mergers in connection with any Permitted Acquisition so long as in any merger or consolidation involving a Borrower, such Borrower is the surviving entity, for any merger or consolidation involving a Guarantor, such Guarantor is the surviving entity and for any consolidation or merger involving Arq, Arq is the surviving entity; or
(b)consummate any Asset Dispositions other than Permitted Asset Dispositions.
Section 5.7Purchase of Assets, Investments. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:
(a)acquire, own or consummate any Investment or make any Acquisitions other than Investments and Acquisitions constituting Permitted Investments,
(b)acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business except acquisitions of assets (i) as permitted in clause (a), (ii) constituting capital expenditures, (iii) constituting replacement assets purchased with proceeds of property insurance policies, awards or other compensation with respect to any eminent domain, condemnation or similar proceeding and for which the requirements set forth in this Agreement have been satisfied or (iv) constituting any acquisition (A) by a Credit Party of assets of any other Credit Party or Subsidiary or (B) by any Subsidiary that is not a Credit Party of assets of any other Subsidiary that is not a Credit Party, in each case to the extent not otherwise prohibited by Article 5 of this Agreement;

(c)engage or enter into any agreement to engage in any joint venture or partnership with any other Person, other than for Permitted Investments pursuant to clause (j) of the definition thereof; or
(d)Without limiting the foregoing, no Credit Party shall, nor will any Credit Party permit any Subsidiary to, purchase or carry Margin Stock.
Section 5.8Transactions with Affiliates. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party, except for:
(a)transactions disclosed on Schedule 5.8 on the Closing Date;
(b)transactions that are disclosed to Agent in advance of being entered into and which contain terms that are not materially less favorable to the applicable Credit Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party;
(c)transactions that are expressly permitted by this Agreement to be conducted (i) among Credit Parties, (ii) among non-Credit Party Subsidiaries or (iii) among Credit Parties and non-Credit Party Subsidiaries;
(d)Permitted Distributions;
(e)Permitted Investments made pursuant to clause (h) of the definition thereof; and
(f)employment, indemnity and severance arrangements between any Credit Party or its Subsidiaries and their officers, directors and managers in the Ordinary Course of Business.
Section 5.9Modification of Organizational Documents. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.
Section 5.10Modification of Certain Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) would reasonably be expected to be materially adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same; or (c) would otherwise be reasonably expected to result in a Material Adverse Effect.
Section 5.11Conduct of Business. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related, similar, complementary or incidental thereto. No Credit Party will, or will permit any Subsidiary to, other than in the Ordinary Course of Business, change its normal billing payment and reimbursement policies and procedures with respect to its Accounts in any material respect (including, without limitation, the amount and timing of finance charges, fees and write-offs).
Section 5.12[Reserved].
Section 5.13Limitation on Sale and Leaseback Transactions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Credit Party or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.
Section 5.14Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts.
(a)Each Credit Party will cause each Deposit Account and Securities Account (other than Excluded Accounts) to be subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable;
(b)Without limiting clause (a), no Credit Party will establish any new Deposit Account or Securities Account without prior written notice to Agent, and unless Agent shall otherwise consent or such Deposit Account or Securities Account constitutes an Excluded Account, such Credit Party and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement prior to or concurrently with the establishment of such Deposit Account or Securities Account;
(c)As of the Closing Date and each date that a Compliance Certificate is required to be delivered pursuant to Section 4.1 hereof, Credit Parties represent and warrant that Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Credit Party. The provisions of this Section requiring Deposit Account Control Agreements shall not apply to Excluded Accounts; and
(d)At all times that any Obligations remain outstanding, Credit Parties shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account; provided, however, that the aggregate balance in such accounts does not exceed the amount necessary to make the two immediately succeeding months of payroll, payroll tax or benefit payments (or such minimum amount as may be required by any requirement of Law with respect to such accounts).
Section 5.15Compliance with Anti-Terrorism Laws. Agent hereby notifies Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Credit Parties and their principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any contracts or agreements or otherwise engage in transactions directly or indirectly with or related to any Blocked Person or any Person listed on the OFAC Lists or any Sanctioned Country. Each Credit Party shall immediately notify Agent if such Credit Party has knowledge that any Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) enters into a settlement agreement with a U.S. government agency, (c) pleads nolo contendere to, (d) is indicted on, or (e) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering, Anti-Terrorism Laws or export control laws. No Credit Party will, or will permit any Subsidiary to (i) conduct any business or engage in any transaction or dealing directly or indirectly with or related to any Blocked Person or Sanctioned Country, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person or Sanctioned Country, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
Section 5.16Agreements Regarding Receivables. No Credit Party may backdate, postdate or redate any of its invoices; provided that, for the avoidance of doubt, the Credit Parties may issue corrected invoices in the Ordinary Course of Business. No Credit Party may make any sales on extended dating or credit terms beyond that customary in such Credit Party’s industry and made in the Ordinary Course of Business. In addition to the Borrowing Base Certificate to be delivered in accordance with this Agreement, Borrower Representative shall notify Agent promptly upon any Credit Party’s learning thereof, in the event any Eligible Account becomes ineligible for any reason, other than the aging of such Account, and of the reasons for such ineligibility. Borrower Representative shall also notify Agent promptly of all material disputes and claims with respect to the Accounts of any Credit Party, and such Credit Party will settle or adjust such material disputes and claims at no expense to Agent; provided, however, no Credit Party may, without Agent’s consent, grant (a) any discount, credit or allowance in respect of its Accounts (i) which is outside the Ordinary Course of Business or (ii) which discount, credit or allowance exceeds an amount equal to $250,000 in the aggregate with respect to any individual Account of (b) any materially adverse extension, compromise or settlement to any customer or account debtor with respect to any then Eligible Account. Nothing permitted by this Section 5.16, however, may be construed to alter in any the criteria for Eligible Accounts, or Eligible Inventory provided in Section 1.1.
Section 5.17Investment Company Act. No Credit Party shall, nor shall it permit any Subsidiary to, directly or indirectly, engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of the Investment Company Act.
Section 5.18Restricted Subsidiaries.
(a) No Credit Party shall make any Asset Disposition to or Investment in any Restricted Subsidiary other than (i) if no Event of Default has occurred and is continuing, non-exclusive licensing of discrete Intellectual Property in the Ordinary Course of Business and (ii) Investments of cash and Cash Equivalents permitted to be made pursuant to clause (i) of the definition of “Permitted Investments”.
(b)Credit Parties shall not permit, at any time, (i) the daily balance of the total amount of cash and Cash Equivalents held by all Restricted Subsidiaries (other than the CTB Borrowers) to exceed $500,000 (or the equivalent thereof in any foreign currency) on average for the immediately preceding 30 consecutive day period, in the aggregate when combined with all amounts held by Credit Parties in Deposit Accounts or securities accounts located outside of the United States, (ii) the daily balance of the total amount of cash and Cash Equivalents held by all CTB Borrowers to exceed $2,500,000 (or the equivalent thereof in any foreign currency) on average for the immediately preceding 30 consecutive days in the aggregate and (iii) the daily balance of the total amount of unrestricted cash and Cash Equivalents held by all CTB Borrowers to exceed $1,000,000 (or the equivalent thereof in any foreign currency) on average for the immediately preceding 30 consecutive days in the aggregate.
(c)No Credit Party will, or will permit any Subsidiary, to commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of any Person other than a Credit Party.

(d)No Inactive Subsidiary shall (a) conduct any business operations, (b) have any cash or other assets (including any licenses or permits) or any liabilities (other than de minimis assets or liabilities as required by applicable Law), (c) own any capital stock of any Credit Party or any other Subsidiary of any Credit Party, or (d) operate any part of the Credit Parties’ business.
Section 5.19Joint Ventures.
(a)No Credit Party will, nor will it permit any Subsidiary to, commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of a joint venture or any other entity (including any non-wholly owned Subsidiary) in which a Credit Party owns less than 100% of Equity Interests (other than director’s qualifying shares) that is not a Credit Party.
(b)No Credit Party shall make (i) any Asset Disposition to or Investment in Tinuum Group JV, Tinuum Services JV or any other joint venture other than Investments permitted pursuant to clause (j) of the definition of “Permitted Investment” or (ii) pay or guaranty the debts of Tinuum Group JV, Tinuum Services JV or any other joint venture.
(c)No joint venture shall own, or be licensed to use or otherwise have the right to use, any material Intellectual Property (other than those certain existing technology licenses to Tinuum Group JV and Tinuum Services JV as set forth on Schedule 5.19).
(d)No Credit Party will, nor will it permit any Subsidiary to, enter into or own any interest in a joint venture that is not itself a corporation or limited liability company or other legal entity in respect of which the equity holders are not liable for the obligations of such entity as a matter of law.
ARTICLE 6 - FINANCIAL COVENANTS
Section 6.1Minimum Liquidity. Credit Parties shall not permit, at any time, Liquidity to be less than $5,000,000.
Section 6.2Total Leverage Ratio. Borrowers will not permit the Total Leverage Ratio for any Defined Period, as tested quarterly, to be greater than 5.00 to 1.00.
Section 6.3Evidence of Compliance. Credit Parties shall furnish to Agent, as required by Section 4.1 hereof, a Compliance Certificate as evidence of (a) the monthly cash and Cash Equivalents of Credit Parties and their Subsidiaries, (b) EBITDA, (c) Credit Parties’ compliance with the covenants in this Article and (d) that no Event of Default specified in this Article has occurred. The Compliance Certificate shall include, without limitation, (i) a statement and report in form and substance reasonably satisfactory to Agent, detailing Credit Parties’ calculations, and (ii) if requested by Agent, back-up documentation (including, without limitation, bank statements, invoices, receipts and other evidence of costs incurred during such month as Agent shall reasonably require) evidencing the propriety of the calculations.
Section 6.4Equity Cure. In the event Credit Parties fail to comply with the requirements of the financial covenant set forth in Section 6.2, from the date that is ten (10) Business Days prior to the date on which the applicable Compliance Certificate is delivered until the tenth (10th) Business Day after delivery of the related Compliance Certificate, subject to the terms and conditions hereof, Arq shall have the right to issue Permitted Cure Securities for cash (in each case, on terms reasonably satisfactory to Agent) (any such equity contribution, a “Specified Equity Contribution”), and apply the amount of the proceeds thereof to increase on a dollar-for-dollar basis EBITDA solely for purposes of determining compliance with Section 6.2 for the then ended fiscal quarter and any subsequent period that includes such fiscal quarter (the “Cure Right”); provided, that (a) the proceeds to such Specified Equity Contribution are actually received by a Borrower no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 4.1 following the end of the applicable calendar month, (b) the proceeds of such Specified Equity Contribution do not exceed the aggregate amount necessary to cure (the “Cure Amount”) such Event of Default resulting from Credit Parties’ failure to comply with Section 6.2, for such period, (c) the Cure Right shall not be exercised more than three (3) times during the period from the Closing Date through the Termination Date, (d) in any four consecutive fiscal quarter period, there shall be no more than two (2) instances in which the Cure Right is exercised, (e) the Cure Right shall not be exercised in any two (2) consecutive fiscal quarters, and (f) the aggregate amount of all Specified Equity Contributions in any four consecutive fiscal quarter period shall not exceed one hundred percent (100%) of EBITDA for the applicable Defined Period, and (g) the net cash proceeds of such Specified Equity Contribution shall be applied to prepay the Revolving Loans in accordance with Section 2.1(b)(ii)(D). If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Debt in connection therewith), Credit Parties are in compliance with the financial covenant set forth in Section 6.2, Credit Parties shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 6.2 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that (x) this Section 6.4 and any Cure Amount shall be disregarded in calculating EBITDA for all other purposes under this Agreement and (y) any Cure Amount shall not result in an increase in cash (including, for the avoidance of doubt, with respect to any calculation of Liquidity).
ARTICLE 7- CONDITIONS
Section 7.1Conditions to Closing. The obligation of each Lender to make the initial Loans on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the closing checklist attached hereto as Exhibit G prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:
(a)the receipt by Agent of executed counterparts of this Agreement and the other Financing Documents;
(b)the payment of all fees, expenses and other amounts due and payable under each Financing Document on the Closing Date;
(c)since December 31, 2023, the absence of any Material Adverse Effect;
(d)the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date; and
(e)evidence that Liquidity of the Credit Parties is at least $20,000,000 after giving pro forma effect to the use of proceeds of the Revolving Loans advanced hereunder on the Closing Date.
Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document and each other document, agreement and/or instrument required to be approved by Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 7.2Conditions to Each Loan. The obligation of the Lenders to make a Loan or an advance in respect of any Loan is subject to the satisfaction of the following additional conditions:
(a)receipt by Agent of a Notice of Borrowing (or telephonic notice if permitted by this Agreement) and of an updated Borrowing Base Certificate;
(b)the fact that, immediately after such borrowing and after application of the proceeds thereof, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;
(c)the fact that, immediately before and after such advance, no Default or Event of Default shall have occurred and be continuing;
(d)the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete in all material respects on and as of the date of such borrowing, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent already qualified or modified by materiality in the text thereof;
(e)the absence of any fact, event, or circumstance that could reasonably be expected to result in a Material Adverse Effect since the Closing Date; and
(f)evidence that Liquidity of the Credit Parties is at least $5,000,000 after giving pro forma effect to the use of proceeds of such advance or issuance.
Each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is true, correct and complete in all material respects on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date); provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent already qualified or modified by materiality in the text thereof.
Section 7.3Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its reasonable discretion), Agent shall have the right to perform, all at Credit Parties’ expense, the searches described in clauses (a), (b), and (c) below against each Credit Party, the results of which are to be consistent with Credit Parties’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized. Notwithstanding anything to the contrary herein, after the Closing Date, Credit Parties shall not be liable for the expenses associated with such searches conducted more than once during each fiscal year unless an Event of Default has occurred and is continuing.
Section 7.4Post-Closing Requirements. Credit Parties shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon (or such later date as Agent may agree in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent.
ARTICLE 8 - [RESERVED]
ARTICLE 9 - SECURITY AGREEMENT
Section 9.1Generally. As security for the payment and performance of the Obligations and without limiting any other grant of a Lien and security interest in any Security Document, each Credit Party hereby assigns, grants and pledges to Agent, for the benefit of itself and Lenders, and, subject only to Permitted Liens, a continuing first priority Lien on and security interest in, upon, and to the property and assets set forth on Schedule 9.1 attached hereto and made a part hereof (but excluding in any event any Excluded Property).
Section 9.2Representations and Warranties and Covenants Relating to Collateral.
(a)The security interest granted pursuant to this Agreement constitutes a valid and, to the extent such security interest is required to be perfected by this Agreement and any other Financing Document, continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following and, in each case, excluding any Excluded Perfection Assets: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 9.2(b) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any Deposit Account for which Deposit Account Control Agreements are required pursuant to this Agreement, the execution of Deposit Account Control Agreements, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Agent over such letter-of-credit rights, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper, (v) in the case of all certificated stock, debt instruments and investment property, the delivery thereof to Agent of such certificated stock, debt instruments and investment property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (vi) in the case of all investment property not in certificated form, the execution of control agreements with respect to such investment property, (vii) in the case of all other instruments and tangible chattel paper that are not certificated stock, debt instructions or investment property, the delivery thereof to Agent of such instruments and tangible chattel paper and (viii) in the case of any vehicles or other Equipment evidenced by a certificate of title, compliance with any certificate of title statute of any state with respect to vehicles owned by a Borrower that are subject to such a statute. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens. Except to the extent not required pursuant to the terms of this Agreement, all actions by each Credit Party necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.
(b)Schedule 9.2(b) (as updated by the Compliance Certificates delivered to Agent from time to time after the Closing Date) sets forth (i) each chief executive office and principal place of business of each Credit Party and each of their respective Subsidiaries, and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located (other than Collateral that is in transit, in the possession of employees or out for maintenance or repair at third party locations in the Ordinary Course of Business) and/or books and records of Credit Parties regarding any Collateral or any of the Credit Parties’ assets, liabilities, business operations or financial condition are kept, which such Schedule 9.2(b) indicates in each case which Credit Party(ies) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Credit Party(ies), indicates the nature of such location (e.g., leased business location operated by Credit Party(ies), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.
(c)Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Credit Party as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC and any other recordings, filings other perfection actions in connection with Liens granted to Agent under this Agreement or any Security Document, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Credit Party to Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the granting of the security interest or the exercise by Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Agent or exercise of rights by Agent shall violate or cause a default under any Material Contract between any Credit Party and any other Person relating to any such collateral, including any license to which a Credit Party is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Credit Party or any other Person except for such Material Contracts the noncompliance with which would not reasonably be expected to result in a Material Adverse Effect.
(d)As of the Closing Date, except as set forth on Schedule 9.2(d) and except to the extent constituting Excluded Perfection Assets or Excluded Property, no Credit Party has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, commercial tort claims, Instruments, documents or investment property (in each case, other than Excluded Perfection Assets or Excluded Property or Equity Interests in any Subsidiaries of such Credit Party disclosed on Schedule 3.4) and Credit Parties shall give notice to Agent promptly (but in any event not later than the delivery by Credit Parties of the next quarterly Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Credit Party of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property (in each case, other than Excluded Perfection Assets or Excluded Property). No Person other than Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper (in each case, other than Excluded Accounts or Excluded Property) in which any Credit Party has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of any Credit Party is maintained).
(e)Credit Parties shall not take any of the following actions or make any of the following changes unless Credit Parties have given at least five (5) Business Days’ (or such later date as Agent may agree in writing in its sole discretion) prior written notice to Agent of Credit Parties’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Credit Party as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Credit Party or allow any Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Credit Party, or change the type of entity that it is; provided that in no event shall a Credit Party or Subsidiary organized under the laws of the United States or any state thereof be reorganized under the laws of a jurisdiction other than the United States or any State thereof, or (iii) change its chief executive office, principal place of business, or the location of its books and records or move any Collateral to or place any Collateral on any location (other than Collateral in transit, in the possession of employees or out for maintenance or repair at third party locations in the Ordinary Course of Business) that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules as updated from time to time pursuant to the terms of this Agreement.
(f)Subject to Section 5.16, Credit Parties shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Event of Default exists and in amounts which are not material with respect to the Account and which, after giving effect thereto, do not cause the Borrowing Base to be less than the Revolving Loan Outstandings) without the prior written consent of Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Agent after the occurrence and during the continuance of an Event of Default, Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Credit Parties with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Credit Parties and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.
(g)Without limiting the generality of Sections 9.2(c) and 9.2(e):
(i)Credit Parties shall deliver to Agent all tangible Chattel Paper and all Instruments and documents (in each case, other than any Excluded Perfection Assets or Excluded Property) owned by any Credit Party and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall provide Agent with “control” (as defined in Article 9 of the UCC) of all electronic Chattel Paper (in each case, other than any Excluded Perfection Assets or Excluded Property) owned by any Credit Party and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Credit Parties also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments (in each case, other than any Excluded Perfection Assets or Excluded Property). Credit Parties will mark conspicuously all such Chattel Paper and all such Instruments and documents (in each case, other than any Excluded Perfection Assets or Excluded Property) with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Security Documents. Credit Parties shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Credit Parties.
(ii)Credit Parties shall deliver to Agent all letters of credit (in each case, other than any Excluded Perfection Assets or Excluded Property) on which any Credit Party is the beneficiary and which give rise to letter of credit rights owned by such Credit Party which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner acceptable to Agent.

(iii)Credit Parties shall promptly advise Agent within ten (10) Business Days (or such later date as Agent may agree in writing in its sole discretion) upon any Credit Party becoming aware that it has any interests in any commercial tort claim (except to the extent constituting an Excluded Perfection Asset) that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Credit Parties shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall reasonably request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim or claims.
(iv)Unless Agent shall otherwise consent, Credit Parties shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement, or bailee agreement, as applicable, from the lessor of each leased property, the mortgagee of owned property or the warehouseman, consignee, bailee at any business location, in each case, located in the United States and (a) which is a such Credit Party’s chief executive office, (b) where any portion of the Collateral included in or proposed to be included in the Borrowing Base is located, or (c) where any portion of the Collateral with a value in excess of $1,000,000 (other than Collateral in transit, in the possession of employees or out for maintenance or repair at third party locations), is located, in each case, which agreement or letter shall be reasonably satisfactory in form and substance to Agent. In no event shall any Credit Party maintain tangible Collateral (other than Inventory with contract manufacturers and Inventory in transit in the Ordinary Course of Business and Inventory located in Canada) with a value in excess of $500,000 outside of the United States without Agent’s prior consent.
(v)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, Credit Parties shall cause all material equipment and other material tangible personal property (other than Inventory) to be maintained and preserved in good and serviceable condition, repair and in working order as when new, ordinary wear and tear and casualty excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary or desirable to such end. Upon request of Agent, other than with respect to Excluded Perfection Assets or Excluded Property, Credit Parties shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Except for any leasehold improvements or other improvements customary to the business of the Credit Parties, Credit Parties shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.
(vi)Each Credit Party hereby authorizes Agent to file without the signature of such Credit Party one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Credit Party as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Credit Party now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Credit Party any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
(vii)As of the Closing Date, no Credit Party holds, and after the Closing Date, Credit Parties shall promptly notify Agent in writing upon creation or acquisition by any Credit Party of, any Collateral which constitutes a claim against the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by the Assignment of Claims Act. Upon the request of Agent, Credit Parties shall take such steps as may be necessary or desirable, or that Agent may request, to comply with such applicable Law.
(viii)Credit Parties shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.
ARTICLE 10- EVENTS OF DEFAULT
Section 10.1Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
(a)(i) any Credit Party shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, (ii) there shall occur any default in the performance of or compliance with Section 4.9 and such default is not remedied by the Credit Party or waived by Agent within ten (10) Business Days after the earlier of (x) receipt by Borrower Representative of notice from Agent or Required Lenders of such default, or (y) actual knowledge of any Responsible Officer of any Credit Party of such default, (iii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Section 2.11, Section 4.1, Section 4.4(c), Section 4.6, Section 4.11, Section 4.15, Article 5, Article 6 (subject to the Cure Right set forth in Section 6.4) or Section 7.4 of this Agreement, or (iv) there shall occur any default in the performance or compliance with Section 4.2(b) of this Agreement and such default is not remedied by the Credit Party or waived by Agent within ten (10) Business Days;
(b)any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within thirty (30) days after the earlier of (i) receipt by Borrower Representative of written notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Responsible Officer of any Credit Party of such default;
(c)any representation, warranty, certification or statement made by any Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect to the extent such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);
(d)(i) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $1,000,000 (or any amount, solely with respect to Swap Contracts) or having an aggregate principal amount in excess of $2,000,000 (or any amount, solely with respect to Swap Contracts) (“Material Debt”) to become or be declared due prior to its stated maturity, (ii) without limiting clause (i) above, the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring (or that would allow the holders thereof to require) the prepayment or mandatory redemption of any Subordinated Debt, or (iii) without limiting clause (i) above, the occurrence of any breach or default under any terms or provisions of any CTB Loan Document or the occurrence of any event requiring (or that would allow the holders thereof to require) the prepayment in full of the CTB Facility;
(e)any Credit Party or any Subsidiary of a Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law (or any analogous procedure or step is taken in any other jurisdiction) now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(f)an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Credit Party under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;
(g)(i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or an event occurs that would reasonably be expected to give rise to a Lien under Section 4068 of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $2,000,000;
(h)one or more judgments or orders for the payment of money (to the extent not paid or covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has not denied coverage) aggregating in excess of $1,500,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of thirty

(30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;
(i)(i) except solely as a result of any action or inaction of Agent or any Lenders (provided that such action or inaction is not caused by a Credit Party’s failure to comply with the terms of the Financing Documents), any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any material portion of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert~~;~~ or (ii) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any Credit Party shall so assert, in each case, unless such Financing Document terminates pursuant to the terms and conditions thereof without any breach or default thereunder by any Credit Party thereto;
(j)the institution by any Governmental Authority of material criminal proceedings against any Credit Party;
(k)a default or event of default occurs under any other Financing Document and any applicable grace period under such Financing Document has expired;
(l)Arq’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;
(m)the occurrence of any Material Adverse Effect; or
(n)the occurrence of a Change in Control.
All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.
Section 10.2Acceleration and Suspension or Termination of Revolving Loan Commitment . Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment and the obligations of Agent and the Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Revolving Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Credit Party or any other act by Agent or the Lenders, the Revolving Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same.
Section 10.3UCC Remedies.
(a)Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing

Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:
(i)the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;
(ii)the right to (by its own means or with judicial assistance) enter any of Credit Parties’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Credit Parties’ original books and records, to obtain access to Credit Parties’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Credit Parties shall not resist or interfere with such action (if Credit Parties’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Credit Parties hereby irrevocably authorize such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such books and records, and to follow Agent’s instructions with respect to further services to be rendered);
(iii)the right to require Credit Parties at Credit Parties’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent;
(iv)the right to notify postal authorities to change the address for delivery of Credit Parties’ mail to an address designated by Agent and to receive, open and dispose of all mail addressed to any Credit Party; and/or
(v)the right to enforce Credit Parties’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Credit Parties, and (ii) the right, in the name of Agent or any designee of Agent or Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Credit Parties’ compliance with applicable Laws. Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Credit Parties’ affairs, all of which contacts Credit Parties hereby irrevocably authorize.
(b)Each Credit Party agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Credit Parties. At any sale or disposition of Collateral, Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Credit Parties, which right is hereby waived and released. Each Credit Party covenants and agrees not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the

Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Credit Parties will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Credit Parties shall be credited with the proceeds of the sale. Credit Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.
(c)Without restricting the generality of the foregoing and for the purposes aforesaid, each Credit Party hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the Revolving Loan Commitment, (ii) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (iii) execute all applications and certificates in the name of such Credit Party and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iv) do any and every act which such Credit Party might do in its own behalf; it being understood and agreed that this power of attorney in this subsection (c) shall be a power coupled with an interest and cannot be revoked.
(d)Upon the occurrence and during the continuance of an Event of Default, subject to any right of any third parties and/or any agreement between any Borrower and any third party to the extent not granted or entered into in contravention of the terms of this Agreement, Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, upon the occurrence and during the continuance of an Event of Default, without charge, Credit Parties’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Article, Credit Parties’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Agent’s and each Lender’s benefit, subject to any rights of third party licensors or licensees, as applicable.
Section 10.4Protective Advances. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document beyond any applicable grace period, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and due and payable upon demand, constituting principal and bearing interest at the then highest applicable rate for the Loans hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default. Without limiting the foregoing, each Lender and Borrower hereby authorizes Agent, without the necessity of any notice or further consent from any Lender, from time to time prior to a Default, to make any Protective Advance with respect to any Collateral or the Financing Documents which may be necessary to protect the priority, validity or enforceability of any lien on, and security interest in, any Collateral and the instruments evidencing or securing the obligations of Borrower under the Financing Documents. Credit Parties agree to pay on demand all Protective Advances. The Lenders must reimburse Agent for any Protective Advances (in accordance with their Pro Rata Shares) to the extent not reimbursed by Credit Parties.
Section 10.5Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) per annum in excess of the rates otherwise payable under this Agreement; provided, however, that in the case of any Event of Default specified in Section

10.1(e) or 10.1(f) above, such default rates shall apply immediately and automatically without the need for any election or action of any kind on the part of Agent or any Lender.
Section 10.6Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, with reasonably prompt subsequent notice to such Credit Party (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Credit Party or any of its Subsidiaries (regardless of whether such balances are then due to such Credit Party or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Credit Party or any of its Subsidiaries, against and on account of any of the Obligations (other than inchoate indemnification obligations for which no claim has yet been made); except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.6.
Section 10.7Application of Proceeds.
(a)Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Credit Party of all or any part of the Obligations, and, as between Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.
(b)Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect.
(c)Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of Credit Parties owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Credit Parties or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

Section 10.8Waivers.
(a)Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lenders may lawfully do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.
(b)Each Credit Party for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Credit Party, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Credit Party and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Credit Party, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.
(c)To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Agent may at any time after such acquiescence require Credit Parties to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Loans, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.
(d)Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Credit Party agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all

Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Credit Parties and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Credit Parties’ obligations under the Financing Documents.
(e)Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Credit Parties’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Credit Parties’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Credit Party defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.
(f)To the fullest extent permitted by law, each Credit Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Credit Party does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.
Section 10.9Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.
Section 10.10Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Credit Party makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all

Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.
ARTICLE 11 - AGENT
Section 11.1Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 11.16 and to the terms of the other Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents, servicers, trustees, investment managers or employees.
Section 11.2Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.
Section 11.3Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.
Section 11.4Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 11.5Liability of Agent. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such Erroneous Payments received by them).
Section 11.6Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Credit Parties) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. Each Lender further agrees to severally indemnify Agent for, within 10 days after demand therefor, any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.17(a)(iii) relating to the maintenance of a Participant Register that are payable or paid by Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Section 11.6.
Section 11.7Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.
Section 11.8Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.
Section 11.9Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations (other than inchoate indemnification obligations for which no claim has yet been made); or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) subordinate any Lien granted to or held by Agent under any Security Document to a Permitted Lien that is allowed to have priority over the Liens granted to or held by Agent pursuant to the definition of “Permitted Liens”. Lenders irrevocably authorize Agent to effectuate the foregoing release and to execute and deliver, at the Credit Parties’ sole expense, all documents that may be required or that a Credit Party may reasonably request to evidence such termination or release. Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.
Section 11.10Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent), it being understood and agreed that such rights and remedies may be exercised only by Agent.
Section 11.11Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.
Section 11.12Assignment by Agent; Resignation of Agent; Successor Agent.
(a)Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Approved Fund, or (ii) any Eligible Assignee to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Credit Parties. Following any such assignment, Agent shall endeavor to give notice to the Lenders and Credit Parties. Failure to give such notice shall not affect such assignment in any way or cause the assignment to be ineffective. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.
(b)Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Credit Parties. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall be an Eligible Assignee. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be an Eligible Assignee; provided, however, that if Agent shall notify Borrower Representative and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.
(c)Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Credit Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Credit Parties and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.
Section 11.13Payment and Sharing of Payment.
(a)Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.
(i)Agent shall have the right, on behalf of Revolving Lenders to disburse funds to Borrowers for all Revolving Loans requested or deemed requested by Borrowers pursuant to the terms of this Agreement. Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrowers. Each Revolving Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Revolving Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to a Borrower. If Agent elects to require that each Revolving Lender make funds available to Agent, prior to a disbursement by Agent to a Borrower, Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by such Borrower no later than noon (Eastern time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall pay Agent on such date such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share of any funds advanced by Agent pursuant to the first sentence of this clause (i) within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required by Borrowers pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to a Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Loans. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
(ii)On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender’s percentage interest of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual percentage interest of the Revolving Loans to such Lender’s required percentage interest of the Revolving Loan balance as of any Settlement Date, the Revolving Lender from which such payment is due shall pay Agent, without setoff or discount, to the Payment Account before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the rate of interest then applicable to Revolving Loans.
(iii)On each Settlement Date, Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s percentage interest of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s Revolving Loan Exposure with respect thereto, and shall make payment to such Revolving Lender before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, however, that, in the case such Revolving Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from any Credit Party.
(iv)On the Closing Date, Agent, on behalf of Lenders, may elect to advance to Borrowers the full amount of the initial Loans to be made on the Closing Date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Loans to Borrowers in a timely manner on such date. If Agent elects to advance the initial Loans to Borrower in such manner, Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Loans unless Agent receives such Lender’s Pro Rata Share of such Loans before 3:00 p.m. (Eastern time) on the Closing Date.
(v)It is understood that for purposes of advances to Borrowers made pursuant to this Section 11.13, Agent will be using the funds of Agent, and pending settlement, (A) all funds transferred from the Payment Account to the outstanding Revolving Loans shall be applied first to advances made by Agent to Borrowers pursuant to this Section 11.13, and (B) all interest accruing on such advances shall be payable to Agent.
(vi)The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Credit Party.
(b)[Reserved].

(c)Return of Payments.
(i)If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.
(ii)If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind.
(d)Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.
(e)Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Each Credit Party agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.6) with respect to such participation as fully as if such Lender were the direct creditor of Credit Parties in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.
Section 11.14Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document beyond any applicable grace period, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Credit Parties’ expense. If an Event of Default has occurred and is continuing, Agent is further authorized by Credit Parties and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Credit Parties, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Credit Party hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.
Section 11.15Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.
Section 11.16Amendments and Waivers.
(a)No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Credit Parties, the Required Lenders and any other Lender to the extent required under Section 11.16(b); provided, that any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(b)In addition to the required signatures under Section 11.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:
(i)if any amendment, waiver or other modification would increase a Lender’s Revolving Loan Commitment Amount or funding obligations in respect of any Loan, by such Lender; and/or
(ii)if the rights or duties of Agent are affected thereby, by Agent;
provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan; (B) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan, or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or postpone the date of termination of any commitment of any Lender hereunder; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, authorize any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral, release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto or consent to a transfer of any of the Intellectual Property material to the operation or business of the Credit Parties, taken as a whole, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 11.16(b) or the definitions of the terms used in this Section 11.16(b) insofar as the definitions affect the substance of this Section 11.16(b); (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Credit Party of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; or (G) amend any of the provisions of Section 10.7 or amend any of the definitions Pro Rata Share, Revolving Loan Commitment, Revolving Loan Commitment Amount, Revolving Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence.
Section 11.17Assignments and Participations.
(a)Assignments.
(i)Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan and Revolving Loan Commitments together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Credit Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.
(ii)From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 13.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.
(iii)Agent, acting solely for this purpose as an agent of Credit Parties, shall maintain at the office of its servicer located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Credit Parties, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Credit Parties and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Credit Parties maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Credit Parties and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Credit Parties) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(iv)Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(v)Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service. With the prior written approval of Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.
(b)Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party or Agent, sell to one or more Persons (other than (i) any Credit Party or any Credit Party’s Affiliates, (ii) a natural person, or (iii) any Competitor) participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Credit Parties and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Credit Party shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Credit Party agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.
(c)Replacement of Lenders. Within thirty (30) days after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a) through (h), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.17(a); provided, however, that (A) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) through (h), as applicable, of this Agreement through the date of such sale and assignment, and (B) Borrowers shall pay to Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 11.17(a), Borrowers, shall be effective for purposes of this Section 11.17(c) and Section 11.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 13.1.
(d)Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.
Section 11.18Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist.
So long as Agent has not waived the conditions to the funding of Revolving Loans set forth in Section 7.2 or Section 2.1, any Lender may deliver a notice to Agent stating that such Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions to funding Loans set forth in Section 7.2 or Section 2.1, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which such Lender has either revoked the effectiveness of such notice or acknowledged in writing to each of Agent the satisfaction of the condition(s) specified in such notice, or Required Lenders waive the conditions to the funding of such Loans giving rise to such notice by Non-Funding Lender. Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender has Revolving Loan Outstandings in excess of Zero Dollars ($0); provided, however, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply:
(a)For purposes of determining the Pro Rata Share of each Revolving Lender under clause (c) of the definition of such term, each Non-Funding Lender shall be deemed to have a Revolving Loan Commitment Amount as in effect immediately before such Lender became a Non-Funding Lender.
(b)Except as provided in clause (a) above, the Revolving Loan Commitment Amount of each Non-Funding Lender shall be deemed to be Zero Dollars ($0).
(c)The Revolving Loan Commitment at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Revolving Loan Commitment Amounts of all Lenders, other than the Non-Funding Lenders as of such date plus (ii) the aggregate Revolving Loan Outstandings of all Non-Funding Lenders as of such date.
(d)Agent shall have no right to make or disburse Revolving Loans for the account of any Non-Funding Lender pursuant to Section 2.1(b)(i) to pay interest, fees, expenses and other charges of any Credit Party.
(e)To the extent that Agent applies proceeds of Collateral or other payments received by Agent to repayment of Revolving Loans pursuant to Section 10.7, such payments and proceeds shall be applied first in respect of Revolving Loans made at the time any Non-Funding Lenders exist, and second in respect of all other outstanding Revolving Loans.
Section 11.19Buy-Out Upon Refinancing. MCF shall have the right to purchase from the other Lenders all of their respective interests in the Loan at par in connection with any refinancing of the Loan upon one or more new economic terms, but which refinancing is structured as an amendment and restatement of the Loan rather than a payoff of the Loan.
Section 11.20Erroneous Payments.
(a)Each Lender, and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.20(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Loan Commitment Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not its Revolving Loan Commitment Amount) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.17 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Financing Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 11.20 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 11.20 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
(g)The provisions of this Section 11.20 to the contrary notwithstanding, (i) nothing in this Section 11.20 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).
ARTICLE 12 – GUARANTY
Section 12.1Guaranty. Each Guarantor hereby (a) unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all of the Obligations, including payment in full of the principal, accrued but unpaid interest and all other amounts due and owing to the Agent and Lenders under the Loans and (b) indemnifies each Lender immediately on demand against any cost, loss or liability suffered by such Lender if any obligations guaranteed by it are or become unenforceable, invalid, voided, avoid or illegal, the amount of which such cost, loss or liability shall be equal to the amount which such Lender would otherwise be entitled to recover. Each payment made by any Guarantor pursuant to this Article 12 shall be made in lawful money of the United States in immediately available funds. Each Guarantor hereby acknowledges and agrees that it is an Affiliate of a Borrower or other interested party and will derive significant economic benefit from the Loans.

Section 12.2Payment of Amounts Owed. The Guarantee hereunder is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Obligations from any Borrower or resort to any collateral security or other means of obtaining payment. In the event of any default by Borrowers in the payment of the Obligations, after the expiration of any applicable cure or grace period, each Guarantor agrees, on demand by Agent (which demand may be made concurrently with notice to Borrowers that the Borrowers are in default of their obligations), to pay the Obligations, regardless of any defense, right of set-off or recoupment or claims which any Borrower or Guarantor may have against Agent or Lenders or the holder of the Notes. All of the remedies set forth in this Agreement, in any other Financing Document or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or Lenders of one such alternative over another shall not be subject to question or challenge by any Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guarantee, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy.
Section 12.3Certain Waivers by Guarantor. To the fullest extent permitted by law, each Guarantor does hereby:
(a)waive notice of acceptance of this Agreement by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law;
(b)agree to refrain from asserting, until after repayment in full of the Obligations, any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against any Borrower;
(c)waive any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against Agent, Lenders or the holder of the Notes;
(d)waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections;
(e)waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from any Borrower, any other Guarantor or any other person or entity now or hereafter primarily or secondarily liable for any of the Obligations until the Obligations have been paid in full;
(f)waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability;
(g)waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;
(h)waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;
(i)waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of such

Guarantor against any Borrower, any other Guarantor or any other person in connection with the Obligations;
(j)waive any defense based on the failure of the Agent or Lenders to (i) provide notice to such Guarantor of a sale or other disposition of any of the security for any of the Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner;
(k)waive any defense based on the negligence of Agent or Lenders in administering this Agreement or the other Financing Documents (including, but not limited to, the failure to perfect any security interest in any Collateral), or taking or failing to take any action in connection therewith, provided, however, that such waiver shall not apply to the gross negligence or willful misconduct of the Agent or Lenders, as determined by the final, non-appealable decision of a court having proper jurisdiction;
(l)waive the defense of expiration of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof;
(m)waive any right to file any Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Agent or Lenders to collect any Obligations of such Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or Lenders under the Financing Documents, at law, in equity or otherwise;
(n)agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations (including any mortgage or security interest contemplated by the Financing Documents), or to protect or insure any such property;
(o)waive any obligation Agent or Lenders may have to disclose to such Guarantor any facts the Agent or Lenders now or hereafter may know or have reasonably available to it regarding the Borrowers or Borrowers’ financial condition, whether or not the Agent or Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder;
(p)agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Obligations which may result from any action or omission of the Agent or Lenders in enforcing any part of this Agreement;
(q)waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Financing Documents;
(r)waive any defense based on any change in the composition of Borrowers, and
(s)waive any defense based on any representations and warranties made by such Guarantor herein or by any Borrower herein or in any of the Financing Documents.
For purposes of this section, the term “Claim” shall mean any claim, action or cause of action, defense, counterclaim, set-off or right of recoupment of any kind or nature against the Agent or Lenders, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Agent or Lenders in connection with the making, closing, administration, collection or enforcement by the Agent or Lenders of the Obligations.

Section 12.4Guarantor’s Obligations Not Affected by Modifications of Financing Documents. Each Guarantor further agrees that such Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor for the time for payment of interest or principal or by any forbearance or delay in collecting interest or principal hereunder, or by any waiver by Agent or Lenders under this Agreement or any other Financing Documents, or by Agent’s or Lenders’ failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in the Notes, this Agreement or any other Financing Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that, subject to Agent’s or Lenders’ compliance with the terms of this Article 12 and the Financing Documents, each Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has yet been made), notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Each Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrowers to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of this Agreement or the other Financing Documents, and may waive or release any provision or provisions of this Agreement or the other Financing Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrowers may deem proper and desirable, without in any manner impairing this Guarantee or any of Agent’s or Lenders’ rights hereunder or each Guarantor’s obligations hereunder, and each Guarantor’s obligations hereunder shall apply to the this Agreement and other Financing Documents as so amended, modified, extended, renewed or increased.
Section 12.5Reinstatement; Deficiency. This guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to this Agreement or any other Financing Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Financing Documents and of a deficiency, each Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this guaranty.
Section 12.6Subordination of Borrowers’ Obligations to Guarantors; Claims in Bankruptcy.
(a)Any indebtedness of any Borrower to any Guarantor (including, but not limited to, any right of such Guarantor to a return of any capital contributed to a Borrower), whether now or hereafter existing, is hereby subordinated to the payment of the Obligations. Each Guarantor agrees that, until the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has yet been made), such Guarantor will not seek, accept, or retain for its own account, any payment from any Borrower on account of such subordinated debt. Following the occurrence and during the continuance of any Event of Default, any payments to any Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Agent and Lenders and shall be immediately paid over to Agent, for the benefit of Agent and Lenders, on account of the Obligations without impairing or releasing the obligations of such Guarantor hereunder.
(b)Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that such Guarantor may have against any Borrower or any other Guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Guarantor under such claims. If such Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby irrevocably authorized to do so in the name of such Guarantor, or in Agent’s discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Agent’s designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lenders all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.
Section 12.7Maximum Liability. The provisions of this Article 12 are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article 12 would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Article 12, then, notwithstanding any other provision of this Article 12 to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 12.7 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 12.7 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this guaranty or affecting the rights and remedies of the Agent or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
Section 12.8Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Financing Documents. Each Guarantor has made an independent investigation of the other Credit Parties and of the financial condition of the other Credit Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Article 12 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.
Section 12.9Termination. The provisions of this Article 12 shall remain in effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid and satisfied in full.
Section 12.10Representative. Each Guarantor hereby designates Borrower Representative and its representatives and agents on its behalf for the purpose of giving and receiving all notices and other consents hereunder or under any other Financing Document and taking all other actions on behalf of such Guarantor under the Financing Documents. Borrower Representative hereby accepts such appointment.
Section 12.11Guarantor Acknowledgement. Without limiting the generality of the foregoing, each Guarantor, by its acceptance of this Guaranty, hereby confirms that it is a Subsidiary of a Borrower and each Guarantor further confirms that it will materially benefit from the Loans made hereunder and the parties hereto intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the United States Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the holders, to the maximum extent not subject to avoidance under applicable law, and neither a Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such Maximum Liability, except to the extent necessary so that the obligations of a Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders hereunder; provided that nothing in this sentence shall be construed to increase such Guarantor’s obligations hereunder beyond its Maximum Liability.
ARTICLE 13 - MISCELLANEOUS
Section 13.1Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Section 2.10 and Articles 11 and 13 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.
Section 13.2No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 13.3Notices.
(a)All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail or similar writing) and shall be given to such party at its address or e-mail address set forth below or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 13.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by electronic means, in accordance with the provisions of Section 13.3(b) and (c), or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.3(a).
If to any Credit Party:
Arq, Inc., as Borrower Representative
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: Stacia Hansen, Chief Accounting Officer
Email: stacia.hansen@arq.com
With a copy to:
Arq, Inc.
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: Clay Smith, General Counsel
Email: clay.smith@arq.com
If to Agent or to MCF (or any of its Affiliates or Approved Funds) as a Lender:
MidCap Funding IV Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 300
Bethesda, MD 20814
Attn: Account Manager for Arq transaction
Email: notices@midcapfinancial.com
With a copy to:
MidCap Funding IV Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 300
Bethesda, MD 20814
Attn: Legal
Email: legalnotices@midcapfinancial.com

If to any Lender other than MidCap:
at the address set forth on the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.
(b)Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified Agent that it is incapable of receiving notices by electronic communication. Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.
(c)Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
Section 13.4Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 13.5Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.
Section 13.6Confidentiality.
(a)Agent and each Lender shall hold all non-public information regarding the Credit Parties, their Subsidiaries and their respective businesses or the transactions hereunder obtained by Agent or any Lender pursuant to the requirements hereof (including any information obtained by Agent, any Lender or any of their respective Representatives based on a review of any books and records relating to Credit Parties and/or their respective businesses and Subsidiaries, including prior to the Closing Date) other than any such information that is publicly available to Agent or any Lender on a non-confidential basis (such information, “Confidential Information”) confidential in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such Confidential Information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services (collectively, “Representatives”), in each case, to whom it is necessary or desirable to disclose the Confidential Information (and who, in each case are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential); provided, that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (ii) to prospective transferees or purchasers of any interest in the Loans, Agent or a Lender, in each case, other than any Person to whom Borrower

Representative has, at the time of disclosure and to the knowledge of such disclosing party, affirmatively declined to consent to any assignment or participation to the extent Borrower Representative’s consent would have been so required; provided, however, that any such Persons are bound by this Section 13.6 or pursuant to confidentiality requirements either substantially similar to those contained in this Section 13.6 or otherwise reasonably acceptable to Borrower Representative, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation (in which case Agent and Lenders agree, (x) to the extent practicable and to the extent permitted by Law, to inform Borrower Representation promptly in advance thereof and (y) to use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (iv) as may be required in connection with the examination, audit or similar investigation of such Person, (v) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents or at any time an Event of Default exists hereunder (in which case, Agent or any Lender agrees to use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (vi) to a Person that is a trustee, investment advisor or investment manager, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, and (vii) to the extent the Confidential Information either (x) is in the public domain, or becomes part of the public domain after disclosure to such Person, or (y) is disclosed to such Person by a Person other than a Credit Party, in each case other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives. For the purposes of this Section, “Securitization” means (A) the pledge of the Loans as collateral security for loans to a Lender, or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and permitted assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. The obligations of Agent and Lenders under this Section 13.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof. Agent and each Lender acknowledges that (i) Confidential Information may include material non-public information concerning a Credit Party or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with applicable Law, including federal and state securities laws.
Section 13.7Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
Section 13.8GOVERNING LAW; SUBMISSION TO JURISDICTION.
(a)THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(b)EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
Section 13.9WAIVER OF JURY TRIAL.
(a)EACH CREDIT PARTY, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH CREDIT PARTY, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
Section 13.10Publication; Advertisement.
(a)Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of MCF or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) in connection with public filing requirements (including SEC requirements), (ii) as otherwise required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall, to the extent permitted by Law, give Agent prior written notice of such publication or other disclosure, or (iii) with MCF’s prior written consent.
(b)Advertisement. Each Lender and each Credit Party hereby authorizes MCF to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which MCF elects to submit for publication. In addition, each Lender and each Credit Party agrees that MCF may provide lending industry trade organizations with information (but not any Confidential Information) necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, MCF shall provide Borrowers with a reasonable opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Borrowers shall have requested MCF cease any such further publication.
Section 13.11Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
Section 13.12No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 13.13Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.
Section 13.14Expenses; Indemnity.
(a)Except with respect to Indemnified Taxes, Other Taxes and Excluded Taxes, which shall be governed exclusively by Section 2.8, Credit Parties hereby agree to promptly pay (i) all reasonable and documented costs and expenses of Agent (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all reasonable and documented costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all documented costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all documented costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder; and (v) all documented costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document, other than disputes solely among Lenders and/or Agent (other than any claims against such person in its capacity or in fulfilling its role as Agent, arranger or any similar role hereunder) to the extent such disputes do not arise from any act or omission of any Credit Party or of any Affiliate of a Credit Party, and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto. If Agent or any Lender uses in-house counsel for any of these purposes, Credit Parties further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.
(b)Each Credit Party hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors and investment managers, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and reasonable and documented costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable and documented expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by a Credit Party, any Subsidiary or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Credit Party or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans, except that Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 13.14(b) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, claims etc. arising from any non-Tax claim.
(c)Notwithstanding any contrary provision in this Agreement, the obligations of Credit Parties under this Section 13.14 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE

CREDIT PARTIES OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
Section 13.15[Reserved].
Section 13.16Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 13.17Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Credit Parties and Agent and each Lender and their respective successors and permitted assigns.
Section 13.18USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Credit Parties, which information includes the name and address of the Credit Parties and such other information that will allow Agent or such Lender, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act.
Section 13.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused this Agreement to be executed as of the day and year first above mentioned.
BORROWERS:    ARQ, INC.
By: /s/ Stacia Hansen
Name:    Stacia Hansen
Title:    Chief Accounting Officer and Treasurer
ARQ LLC
WHARNCLIFFE ASSET MANAGEMENT LLC
MINE FOUR LLC
ARQ SERIES B, LLC
ADEQUITY, LLC
ARQ SOLUTIONS, LLC
ARQ SOLUTIONS (OPERATIONS), LLC
ARQ PURIFICATION, LLC
FIVE FORKS MINING, LLC
ARQ SOLUTIONS (RED RIVER), LLC
CROWFOOT SUPPLY COMPANY, LLC
By: /s/ Stacia Hansen
Name:    Stacia Hansen
Title:    Chief Accounting Officer and Treasurer
ARQ SOLUTIONS (ES), INC.

By: /s/ Stacia Hansen
Name: Stacia Hansen
Title: Chief Accounting Officer and Secretary

ADA ANALYTICS, LLC
By:    ARQ SOLUTIONS (ES), INC., its sole member
By: /s/ Stacia Hansen
Name: Stacia Hansen
Title: Chief Accounting Officer and Secretary
ACS LAND COMPANY, LLC

By:    ARQ SOLUTIONS (OPERATIONS), LLC,
its sole member
By: /s/ Stacia Hansen
Name: Stacia Hansen
Title: Chief Accounting Officer and Treasurer
ARQ SOLUTIONS (VORTEX IP), LLC

By:    ARQ SOLUTIONS (OPERATIONS), LLC,
its sole member
By: /s/ Stacia Hansen
Name: Stacia Hansen
Title: Chief Accounting Officer and Treasurer
ARQ SOLUTIONS (VORTEX OPERATIONS), LLC

By:    ARQ SOLUTIONS (VORTEX IP), LLC,
its sole member
By:    ARQ SOLUTIONS (OPERATIONS), LLC,
its sole member
By: /s/ Stacia Hansen
Name: Stacia Hansen
Title: Chief Accounting Officer and Treasurer

AGENT:

MIDCAP FUNDING IV TRUST

By:     Apollo Capital Management, L.P.,
its investment manager

By:     Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
    Name: Maurice Amsellem
    Title: Authorized Signatory

Address:
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, Maryland 20814
Attn: Account Manager for Arq transaction
E-mail: notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, Maryland 20814
Attn: General Counsel
E-mail: legalnotices@midcapfinancial.com

Payment Account Designation:
Wells Fargo Bank, N.A. (McLean, VA)
ABA #: 121-000-248
Account Name: MidCap Funding IV Trust – Collections
Account #: [***]
Attention: Arq Facility

LENDER:
MIDCAP FINANCIAL TRUST

By:     Apollo Capital Management, L.P.,
its investment manager

By:     Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
    Name: Maurice Amsellem
    Title: Authorized Signatory

Address:
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, Maryland 20814
Attn: Account Manager for Arq transaction
E-mail: notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, Maryland 20814
Attn: General Counsel
E-mail: legalnotices@midcapfinancial.com